As filed with the Securities and Exchange Commission on April 6, 2001
                                                    Registration Statement No.
                                                    333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          BEAR STEARNS DEPOSITOR INC.
            (Exact name of registrant as specified in its charter)


                                                                13-4164633
     Delaware                                               (I.R.S. Employer
(State of incorporation)                                    Identification No.)



                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-2000

                   (Address of principal executive offices)


                            Timothy Kelley Millet
                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-2000

                          (Name of agent for service)


                             With a copy to:

Ramada Fergerson, Esq.                               Cathy Kaplan, Esq.
245 Park Avenue, 3rd Floor                           Brown & Wood LLP
New York, New York  10167                            One World Trade Center
                                                     New York, New York 10048




Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                     Proposed
                                                                     Maximum          Proposed
                                                    Amount           Offering         Maximum             Amount of
                  Title of                          to be             Price          Aggregate           Registration
        Securities to Be Registered               Registered        Per Unit*     Offering Price*            Fee
-------------------------------------------------------------------------------------------------------------------------
Trsut Certificates..........................      $1,000,000           100%          $1,000,000              $250
=========================================================================================================================


         * Estimated for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               EXPLANATORY NOTE

This registration statement includes a basic prospectus with a corresponding form of prospectus supplement for offering series of certificates representing the entire beneficial ownership interest in various trusts to be created from time to time, the assets of which will consist primarily of a publicly issued, fixed income debt security or pool of such debt securities together with certain other assets as described herein deposited in trust by Bear Stearns Depositor Inc.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



              Subject to Completion Dated _______________, 200_


Prospectus Supplement
(To Prospectus Dated [______ __, 200_])

                              Trust Certificates,
                                Series 200_-[ ]

              (Underlying Securities will be ____% _____________
                 due ___________, 20__ issued by ____________)





                                        PRINCIPAL BALANCE          INTEREST           PRICE TO        UNDERWRITING
                                                                     RATE              PUBLIC           DISCOUNT
[Class ___ certificates]                     ________            [%][Variable]         100.00%           ____%
                                                              [Pass Through Rate]
[Class ___ certificates]                     ________            [%][Variable]         100.00%           ____%
                                                              [Pass Through Rate]


The Certificates represent non-recourse obligations of the Trust only and do not represent an interest in or obligation of Bear Stearns & Co. Inc., Bear Stearns Depositor Inc., the Trustee, [the fiscal agent] or any of their affiliates.


 The Trust

will be formed pursuant to a trust agreement between Bear Stearns Depositor Inc. and [Trustee] for the sole purpose of issuing the certificates.

will issue [three] classes of certificates, the [Class ___ certificates], the [Class ___ Certificates], and the [Class ___ Certificates], all of which [except the Class ___ Certificates] are offered hereby.

The Certificates

o are principally secured by the assets of the Trust, which consist [primarily] of a [pool of][security][securities] that are described herein.

o represent an undivided beneficial interest in the assets of the Trust, which consist solely of the Underlying Securities described herein.

o    currently have no trading market.

o    are not insured or guaranteed by any governmental agency.

------------------------
You should review the information in "Risk Factors" beginning on page S-12 of this prospectus supplement and on page 4 of the prospectus.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Bear Stearns Depositor Inc. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about ________, 200_.

                            ---------------------

                           Bear Stearns & Co. Inc.
                            [___________ __, 200_]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary of Principal Terms.........................................S-4
Summary of Prospectus Supplement...................................S-8
Formation of the Trust............................................S-12
Risk Factors......................................................S-12
Description of the Deposited Assets...............................S-12
Description of Credit Support.....................................S-21
Yield on the Certificates.........................................S-23
Description of the Certificates...................................S-23
Description of the Trust Agreement................................S-27
Certain Legal Aspects of the Deposited Assets.....................S-30
Certain Federal Income Tax Consequences...........................S-30
Certain State Tax Consequences....................................S-41
Erisa Considerations..............................................S-41
Method of Distribution............................................S-43
Ratings...........................................................S-44
Legal Opinions....................................................S-44
Index of Terms For Prospectus Supplement..........................S-45


You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-____ in this document and under the caption "Index of Terms for Prospectus" beginning on page ____ in the accompanying prospectus.







                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....................................2
WHERE YOU CAN FIND MORE INFORMATION........................................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................4
REPORTS TO CERTIFICATEHOLDERS..............................................4
RISK FACTORS...............................................................5
THE DEPOSITOR..............................................................9
USE OF PROCEEDS...........................................................10
FORMATION OF THE TRUST....................................................10
MATURITY AND YIELD CONSIDERATIONS.........................................11
DESCRIPTION OF THE CERTIFICATES...........................................13
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT........................34
DESCRIPTION OF THE TRUST AGREEMENT........................................47
CURRENCY RISKS............................................................59
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.....................61
ERISA CONSIDERATIONS......................................................68
UNDERWRITING..............................................................71
LEGAL MATTERS.............................................................72

The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates. For a description of these activities, see "Method of Distribution" herein.

-----------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                          SUMMARY OF PRINCIPAL TERMS

     This summary highlights the principal terms of the certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms."


The Certificates

The Trust...................................      Bear Stearns Depositor Inc.
                                                  and the Trustee will form
                                                  the Series 200_-[ ] Trust.


Securities
Offered.....................................      [Asset-Backed] [Trust]
                                                  Certificates, Series 200_-[
                                                  ], consisting of class [ ]
                                                  certificates[,] [and] class
                                                  [ ] certificates [and
                                                  specify others].

Initial certificate
[Principal Balance]
[Notional
Amount].....................................      Class [ ]:      [$] [     ].
                                                  Class [ ]:      [$] [     ].

Final Scheduled Distribution
Date........................................      Class [ ].
                                                  Class [ ].

Pass-Through
Rates.......................................      [The Variable Pass-Through
                                                  Rates applicable to the
                                                  calculation of the interest
                                                  distributable on any
                                                  Distribution Date on the
                                                  certificates [(other than
                                                  the class [ ] certificates)]
                                                  are equal to [describe
                                                  method for determining
                                                  variable rates]. The initial
                                                  Variable Pass-Through Rates
                                                  for the class [ ]
                                                  certificates [,] [and] the
                                                  class [ ] certificates [and
                                                  specify others] are
                                                  approximately __% [,] [and]
                                                  ___% [and ___%] per annum,
                                                  respectively.] [The
                                                  Pass-Through Rate applicable
                                                  to the calculation of the
                                                  interest distributable on
                                                  any Distribution Date on the
                                                  [specify classes]
                                                  certificates is fixed at
                                                  ___% [and ___%,
                                                  respectively,] per annum.]

Deposited
Assets......................................      The Deposited Assets will
                                                  consist of the Underlying
                                                  Securities and [describe any
                                                  additional assets which
                                                  relate to the Underlying
                                                  Securities]. See "--The
                                                  Underlying Securities" [,
                                                  "--Other Deposited Assets"]
                                                  and "Description of the
                                                  Deposited Assets" below.

Original Issue
Date........................................      [  ].

Cut-off Date................................      [  ].

Distribution Date...........................      [  ], commencing [  ].

Record Date.................................      The [ ] day immediately
                                                  preceding each Distribution
                                                  Date.

Denominations;
Specified
Currency....................................      The class [ ] certificates
                                                  [,] [and] class [ ]
                                                  certificates [and specify
                                                  others] will be denominated
                                                  and payable in [U.S.
                                                  dollars] [ ] (the "Specified
                                                  Currency") and will be
                                                  available for purchase in
                                                  minimum denominations of
                                                  [$][ ] and [multiples of
                                                  [$][ ]].

Interest Accrual
Periods.....................................      [Monthly] [Quarterly]
                                                  [Semi-annually] (or, in the
                                                  case of the first Interest
                                                  Accrual Period, from and
                                                  including the Original Issue
                                                  Date to but excluding the
                                                  first Distribution Date).

Form of
Security....................................      [Book-entry certificates
                                                  with The Depository Trust
                                                  Company]. See "Description
                                                  of the Certificates--
                                                  Definitive Certificates."
                                                  Distributions will be
                                                  settled in [immediately
                                                  available (same-day)]
                                                  [clearinghouse (next-day)]
                                                  funds.

Trustee.....................................      [ ], as trustee.

Ratings.....................................      [ ] by [ ] [and [ ] by [ ].
                                                  [Specify specific ratings
                                                  requirements for particular
                                                  classes, including the
                                                  extent to which the issuance
                                                  of the certificates of a
                                                  given class is conditioned
                                                  upon satisfaction of the
                                                  ratings of each other class
                                                  of certificates.] See
                                                  "Ratings."

Collection Period...........................      With respect to a
                                                  Distribution Date, the
                                                  period beginning on [ ] and
                                                  ending at the close of
                                                  business on [ ].

The Underlying Securities

Underlying Securities.......................      A [ ]% [floating rate]
                                                  [publicly traded debt
                                                  security due [ ]] [A pool of
                                                  publicly issued [debt
                                                  securities of various
                                                  issuers]] [preferred
                                                  securities of trusts
                                                  organized to issue
                                                  trust-originated preferred
                                                  securities] [term preferred
                                                  stock having an investment
                                                  grade rating] [United States
                                                  treasury securities] [debt
                                                  securities of various United
                                                  States government sponsored
                                                  entities] [debt securities
                                                  of various foreign
                                                  government issuers],
                                                  exclusive of the Retained
                                                  Interest [in/having] an
                                                  aggregate principal amount
                                                  of [$][ ].

Underlying Securities Issuer................      [Specify issuer] [Pool of
                                                  various domestic
                                                  corporations, limited
                                                  liability companies, banking
                                                  organizations and insurance
                                                  companies.] [A trust or
                                                  other legal entity organized
                                                  under the laws of
                                                  ______________ to issue
                                                  trust preferred securities.]
                                                  [Asset-backed securities.]
                                                  [A[ ]%]-[floating rate]
                                                  [United States treasury
                                                  securities] [debt securities
                                                  of various United States
                                                  government sponsored
                                                  entities ("GSEs")]
                                                  [Government Trust
                                                  Certificates ("GTCs") [Pool
                                                  of various foreign private
                                                  issuers.], exclusive of the
                                                  Retained Interest]
                                                  [in/having] an aggregate
                                                  principal amount of [$][ ].

[Foreign Government Guarantor]..............      [Specify guarantor, if any.]

[GSE Issuer]................................      [Specify issuer] [Pool of
                                                  various U.S. government
                                                  sponsored entity issuers].

Underlying Securities Original
Issue Date..................................      [ ].

Underlying Securities Final
Payment Date................................      [ ].

Amortization................................      [Describe amortization
                                                  schedule, if any].

Denominations; Underlying
Securities Currency.........................      The Underlying Securities
                                                  are denominated and payable
                                                  in [U.S. dollars] [ ] and
                                                  are available in minimum
                                                  denominations of [$][ ] and
                                                  [multiples thereof]
                                                  [multiples of [$][ ]].

Underlying Securities Payment
Dates.......................................      [ ], commencing [ ].

Underlying Securities Rate..................      [% per annum.] [A [Weighted
                                                  Average] rate per annum
                                                  equal to [specify interest
                                                  rate formula for debt
                                                  security].]

Underlying Securities Interest
Accrual Periods.............................      [Monthly] [Quarterly]
                                                  [Semi-annually].

Priority....................................      [Describe senior or
                                                  subordinated status or
                                                  liquidation preference of
                                                  any of Underlying
                                                  Securities].

Security....................................      [Describe existence of any
                                                  security for obligations or
                                                  state that Underlying
                                                  Securities are unsecured].

[Redemption/Put/Other Features].............      [Describe existence of any
                                                  redemption, put or other
                                                  material features applicable
                                                  to the Underlying
                                                  Securities].

Form of Security............................      Book-entry debt securities
                                                  with DTC [listed on the [New
                                                  York] [American] Stock
                                                  Exchange [specify other
                                                  listing].

[Underlying Securities Trustee].............      [ ]. [The Underlying
                                                  Securities have been issued
                                                  pursuant to an indenture
                                                  between _______________ and
                                                  the issuer of the Underlying
                                                  Securities].

[Fiscal and Paying Agent]...................      [ ] [The Underlying
                                                  Securities have been issued
                                                  pursuant to a fiscal and
                                                  paying agency agreement,
                                                  between _______________ and
                                                  the issuer of the Underlying
                                                  Securities] [specify other
                                                  agreement].

Ratings.....................................      [ ] by [ ] [and [ ] by [ ]].
                                                  See "Description of the
                                                  Underlying
                                                  Securities--Ratings of
                                                  Underlying Securities."

Other Deposited Assets......................      [Provide similar tabular
                                                  summary description of the
                                                  principal economic terms of
                                                  any credit support or other
                                                  ancillary or incidental
                                                  asset].

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor...................................      Bear Stearns Depositor Inc.,
                                                  an indirect wholly-owned
                                                  subsidiary of The Bear
                                                  Stearns Companies Inc.
                                                  See "Bear Stearns Depositor
                                                  Inc." in the prospectus.

Certificates................................      The certificates will be
                                                  issued pursuant to the Trust
                                                  Agreement. The certificates
                                                  will consist of [ ] classes,
                                                  designated as class [ ]
                                                  certificates [and] [,] class
                                                  [ ] certificates [and
                                                  [specify other classes]],
                                                  [all] of which [all but the
                                                  class [ ] certificates] are
                                                  being offered hereby.

                                                  The Certificate Principal
                                                  Balance of a certificate
                                                  outstanding at any time
                                                  represents the maximum
                                                  amount that the certificate
                                                  holder is entitled to
                                                  receive as distributions
                                                  allocable to principal. The
                                                  Certificate Principal
                                                  Balance of a certificate
                                                  will decline to the extent
                                                  distributions allocable to
                                                  principal are made to
                                                  holders.

                                                  [The class [ ] certificates,
                                                  which are not being offered
                                                  hereby, have in the
                                                  aggregate an initial
                                                  Certificate Principal
                                                  Balance of [$] (approximate)
                                                  and a [Variable]
                                                  Pass-Through Rate [of __%].
                                                  The class [ ] certificates
                                                  represent the right to
                                                  receive distributions in
                                                  respect of their Certificate
                                                  Principal Balance and
                                                  interest thereon at their
                                                  applicable Pass-Through
                                                  Rate.] Shortfalls in
                                                  collections with respect to
                                                  the Deposited Assets will be
                                                  allocated solely to the
                                                  class [ ] certificates to
                                                  the extent provided in this
                                                  prospectus supplement and,
                                                  thereafter, will be
                                                  allocated among the
                                                  certificates and the class [
                                                  ] certificates, as provided
                                                  in this prospectus
                                                  supplement. [The class [ ]
                                                  certificates will be
                                                  transferred by Bear Stearns
                                                  Depositor Inc. to an
                                                  affiliate on or about [ ],
                                                  [200_] (the "Closing Date"),
                                                  and may be sold at any time
                                                  in accordance with any
                                                  restrictions in the Trust
                                                  agreement.]

The Underlying Securities...................      [Interest] [Dividends] on
                                                  the Underlying Securities
                                                  accrue[s] at the Underlying
                                                  Securities Rate for each
                                                  Underlying Securities
                                                  Accrual Period and is
                                                  payable on each Underlying
                                                  Securities Payment Date. The
                                                  entire principal amount of
                                                  the Underlying Securities
                                                  will be payable on the
                                                  Underlying Securities Final
                                                  Payment Date. [The
                                                  Underlying Securities have a
                                                  remaining term to maturity
                                                  of approximately ___ years.]
                                                  [As of the Cut-off Date, the
                                                  pool of Underlying
                                                  Securities have a weighted
                                                  average [interest]
                                                  [dividend] rate of % and a
                                                  weighted average remaining
                                                  term to maturity of
                                                  approximately years.
                                                  [Approximately % [specify if
                                                  greater than 10%] of such
                                                  Underlying Securities
                                                  consist of debt securities
                                                  of [name issuer].]

                                                  [United States treasury
                                                  securities]

                                                  [Name obligor] is [a U.S.
                                                  [limited] liability company]
                                                  [banking organization]
                                                  [insurance company] whose
                                                  principal executive offices
                                                  are located at [specify
                                                  address]]. [The obligor is
                                                  subject to the informational
                                                  requirements of the Exchange
                                                  Act and in accordance
                                                  therewith files reports and
                                                  other information (including
                                                  financial information) with
                                                  the SEC]. [The obligor makes
                                                  available to the public upon
                                                  request certain annual
                                                  financial and other
                                                  information.]

                                                  [[Name obligor] is a foreign
                                                  private issuer subject to the
                                                  informational requirements
                                                  of the Exchange Act and
                                                  which in accordance
                                                  therewith files reports and
                                                  other information with the
                                                  SEC.]

                                                  [[Name obligor] is a trust or
                                                  special purpose legal entity
                                                  [or wholly owned subsidiary
                                                  of a company] that is
                                                  subject to the informational
                                                  requirements of the Exchange
                                                  Act.]

                                                  [United States treasury
                                                  securities]

                                                  [Name obligor] is a [U.S.
                                                  government-sponsored entity]
                                                  [specify other] whose
                                                  principal executive offices
                                                  are located at [specify
                                                  address]. The obligor [makes
                                                  available to the public upon
                                                  request certain annual
                                                  financial and other
                                                  information].

                                                  See "Description of the
                                                  Deposited Assets."

[Other Deposited Assets and Credit
Support]....................................      [The Deposited Assets will
                                                  also include [direct
                                                  obligations of the United
                                                  States] [describe any assets
                                                  that are incidental or
                                                  relate to the Underlying
                                                  Securities, including
                                                  hedging contracts such as
                                                  puts, calls, interest rate
                                                  and other basis swaps,
                                                  currency swaps, floors, caps
                                                  collars, or any other
                                                  credit derivatives] (such
                                                  assets, together with the
                                                  Underlying Securities, the
                                                  "Deposited Assets"). See
                                                  "Description of the
                                                  Deposited Assets--Underlying
                                                  Securities."]

                                                  [The certificateholders of
                                                  the [specify particular
                                                  classes] certificates will
                                                  have the benefit of
                                                  [describe credit support] to
                                                  support or ensure the
                                                  [servicing and] [timely]
                                                  [ultimate] distribution of
                                                  amounts due with respect to
                                                  the Deposited Assets,
                                                  including providing certain
                                                  coverage with respect to
                                                  losses.]

Distributions...............................      Holders of the certificates
                                                  will be entitled to receive
                                                  on each Distribution Date,
                                                  to the extent of Available
                                                  Funds, after payment of the
                                                  expenses of the Trustee and
                                                  its respective agents up to
                                                  the Allowable Expense
                                                  Amount,

                                                       o  in the case of each
                                                          class of
                                                          certificates other
                                                          than the class [ ]
                                                          certificates,]
                                                          distributions
                                                          allocable to
                                                          interest at the
                                                          applicable
                                                          Pass-Through Rate on
                                                          the applicable
                                                          Certificate
                                                          Principal Balance,

                                                       o  [in the case of each
                                                          class of
                                                          certificates other
                                                          than the class [ ]
                                                          certificates,]
                                                          distributions
                                                          allocable to
                                                          principal, and

                                                       o  [in the case of each
                                                          class of
                                                          certificates other
                                                          than the class [ ]
                                                          certificates,]
                                                          distributions
                                                          allocable to premium
                                                          (if any) in an
                                                          amount equal to all
                                                          payments of premium
                                                          (if any) received on
                                                          the Underlying
                                                          Securities for the
                                                          applicable
                                                          Collection Period.

                                                  Distributions will be made
                                                  to certificateholders only
                                                  if, and to the extent that,
                                                  payments are made with
                                                  respect to the Deposited
                                                  Assets or are otherwise
                                                  covered by any credit
                                                  support. [The holders of the
                                                  class [ ] certificates will
                                                  be entitled to receive on
                                                  each Distribution Date
                                                  distributions allocable to
                                                  interest in an amount equal
                                                  to [describe Stripped
                                                  Interest].] [The holders of
                                                  the class [ ] certificates
                                                  will not be entitled to
                                                  receive any distributions
                                                  allocable to principal or
                                                  premium (if any).] See
                                                  "Description of the
                                                  Certificates--Distributions."

Special Distribution Dates..................      If a payment with respect to
                                                  the Underlying Securities is
                                                  made to the Trustee after
                                                  the Underlying Securities
                                                  Payment Date on which
                                                  payment was due, then the
                                                  Trustee will distribute any
                                                  such amounts received on the
                                                  next occurring Business Day
                                                  (a "Special Distribution
                                                  Date") as if the funds had
                                                  constituted Available Funds
                                                  on the Distribution Date
                                                  immediately preceding such
                                                  Special Distribution Date;
                                                  provided, however, that the
                                                  Record Date for such Special
                                                  Distribution Date shall be
                                                  [five Business Days (as such
                                                  term is defined in the
                                                  prospectus, "Business Day")
                                                  prior to the day on] which
                                                  the related payment was
                                                  received from the Underlying
                                                  Securities Trustee.

[Subordination..............................      The rights of the holders of
                                                  the class [ ] certificates
                                                  [and specify other classes]
                                                  to receive distributions of
                                                  principal, premium (if any),
                                                  and interest with respect to
                                                  the Deposited Assets will be
                                                  subordinated to the rights
                                                  of the holders of the other
                                                  classes of certificates with
                                                  respect to losses
                                                  attributable to principal,
                                                  premium (if any) and
                                                  interest realized on a
                                                  Deposited Asset (such
                                                  losses, "Realized Losses").
                                                  See "Description of the
                                                  Certificate--Allocation of
                                                  Losses; Subordination."]

[Redemption][Put][Other Features]............     [Describe existence of any
                                                  redemption, put or other
                                                  material features applicable
                                                  to the Underlying
                                                  Securities].

[Optional Termination........................     Bear Stearns Depositor Inc.
                                                  may purchase at a price
                                                  equal to the [principal
                                                  amount] [liquidation
                                                  preference amount] of the
                                                  Underlying Securities all
                                                  the Deposited Assets in the
                                                  Trust on any Distribution
                                                  Date on which the aggregate
                                                  [principal amount]
                                                  [liquidation preference
                                                  amount] of the Underlying
                                                  Securities remaining in the
                                                  Trust is less than [10%] of
                                                  the aggregate [principal
                                                  amount] [liquidation
                                                  preference amount] of the
                                                  Deposited Assets as of the
                                                  Cut-off Date. This would
                                                  cause the termination of the
                                                  Trust and early retirement
                                                  of the certificates.
                                                  [Specify any other purchase
                                                  or repurchase option of Bear
                                                  Stearns Depositor Inc.] See
                                                  "Description of the Trust
                                                  Agreement--Termination"
                                                  herein and "Description of
                                                  Trust Agreement--Termination"
                                                  in the prospectus.]

Certain Federal Income Tax
Consequences................................      In the opinion of tax
                                                  counsel to the Trust, the
                                                  Trust will be classified for
                                                  Federal income tax purposes
                                                  [as a grantor trust] [as a
                                                  partnership] [as a financial
                                                  asset securitization
                                                  investment trust ("FASIT")]
                                                  [other] and not as an
                                                  association taxable as a
                                                  corporation. See "Certain
                                                  Federal Income Tax
                                                  Consequences."

Ratings.....................................      It is a condition to the
                                                  issuance of the certificates
                                                  that the certificates have
                                                  the ratings specified above
                                                  under "Summary of Principal
                                                  Terms--The
                                                  Certificates--Ratings." A
                                                  security rating is not a
                                                  recommendation to buy, sell
                                                  or hold securities and may
                                                  be subject to revision or
                                                  withdrawal at any time by
                                                  the assigning rating agency.
                                                  A security rating does not
                                                  address the occurrence or
                                                  frequency of redemptions or
                                                  prepayments on, or
                                                  extensions of the maturity
                                                  of, the Deposited Assets,
                                                  the corresponding effect on
                                                  yield to investors [or
                                                  whether investors in the
                                                  class [ ] certificates may
                                                  fail to recover fully their
                                                  initial investment]. See
                                                  "Ratings."

ERISA Considerations........................       An employee benefit plan
                                                  subject to the Employee
                                                  Retirement Income Security
                                                  Act of 1974, as amended
                                                  ("ERISA"), including an
                                                  individual retirement
                                                  account (an "IRA") or Keogh
                                                  plan (a "Keogh") (each, a
                                                  "Plan") should consult its
                                                  advisors concerning the
                                                  ability of such Plan to
                                                  purchase Certificates under
                                                  ERISA or the Code. See
                                                  "ERISA Considerations."

[Listing]...................................      [The certificates have been
                                                  approved for listing,
                                                  subject to official notice
                                                  of issuance, on
                                                  [_____________]. However, it
                                                  is unlikely that trading of
                                                  the certificates on
                                                  [_____________]will be
                                                  active. See "Method of
                                                  Distribution" herein.

                            FORMATION OF THE TRUST

     The Trust will be formed pursuant to the Trust Agreement (including the series [ ] supplement) between Bear Stearns Depositor Inc. and the Trustee. At the time of the execution and delivery of the series [ ] supplement, Bear Stearns Depositor Inc. will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the certificates in accordance with the instructions of Bear Stearns Depositor Inc.

     The Underlying Securities will be purchased by Bear, Stearns & Co. Inc. in the secondary market (either directly or through an affiliate of Bear, Stearns & Co. Inc.). The Underlying Securities (other than Underlying Securities which are issued by the United States of America) will not be acquired from [name of the issuer] as part of any distribution by or pursuant to any agreement with such issuer. [name of issuer] is [not] participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Bear, Stearns & Co. Inc. or the issuance of the certificates. [Neither Bear, Stearns & Co. Inc. nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Bear, Stearns & Co. Inc., an affiliate of Bear Stearns Depositor Inc., participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].

                                 RISK FACTORS

     [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and any credit derivative arrangements and the particular structure of the certificates being offered, including factors relating to the yield on the certificates and risks associated with the Deposited Assets (including any material risks as a result of any repurchase option or put and the inclusion in the Deposited Assets of GTCs) and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

     [The Underlying Securities are not guaranteed by the federal government or any agency or instrumentally thereof, other than the issuer of the Underlying Securities.]

                      DESCRIPTION OF THE DEPOSITED ASSETS

General

     This prospectus supplement specifies the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This prospectus supplement relates only to the certificates offered hereby and does not relate to the Deposited Assets. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. [Describe publicly available documents.] [The] [Each] issuer of the Underlying Securities is [not] subject to the information reporting requirements of the Exchange Act. Although Bear Stearns Depositor Inc. has no reason to believe the information concerning the Underlying Securities, [name of issuer] [or each Underlying Securities prospectus related to the Underlying Securities] and other publicly available information is not reliable, neither Bear Stearns Depositor Inc. nor any of the underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. Events affecting the Underlying Securities or [or name of issuer] may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

[Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

     [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of [treasury securities] [and] publicly traded debt securities or term preferred stock of [domestic corporations, limited liability companies, banking organizations, insurance companies or foreign private issuers] [U.S. government-sponsored entities ("GSEs")] [preferred securities, or asset-backed securities, of one or more trusts or other special purpose legal entities] [Multilateral Bank Issuers (as defined in the prospectus] [Government Trust Certificates ("GTCs")]]. [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued debt securities. The Underlying Securities will be purchased by Bear Stearns Depositor Inc. in the secondary market (either directly or through an affiliate of Bear Stearns Depositor Inc.) and will be deposited into the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors].

     The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

                 Composition of the Underlying Securities Pool
                            as of the Cut-off Date

     Number of Underlying Securities:
        Aggregate Principal Balance:                              [$]
        Average Principal Balance:                                [$]
        Largest Balance:                                          [$]
     Weighted Average Interest Rate: %                             %
        Weighted Average Original Term to Maturity:              Years
        Weighted Average Remaining Term to Maturity:             Years
        Longest Remaining Term to Maturity:                      Years


                    Distribution by Industry Classification
            of the Underlying Securities Pool as of the Cut-off Date

                                                           Percent of
                                       Aggregate           Aggregate
Industry                               Principal           Principal
Classification          Number          Balance             Balancee
--------------          ------          -------             --------


Total

                        Distribution by Ratings of the
               Underlying Securities Pool as of the Cut-off-Date

                                                           Percent of
                                       Aggregate           Aggregate
                                       Principal           Principal
Rating                  Number          Balance             Balancee
------                  ------          -------             --------


Total


                  Distribution by Remaining Term to Maturity of the Underlying Securities Pool as of the Cut-off Date

                                                           Percent of
                                       Aggregate           Aggregate
Remaining Term                         Principal           Principal
To Maturity             Number          Balance             Balancee
-----------             ------          -------             --------



Total

                     Distribution by Interest Rate of the
               Underlying Securities Pool as of the Cut-off-Date

                                                           Percent of
                                       Aggregate           Aggregate
Interest                               Principal           Principal
Rate Range              Number          Balance             Balancee
----------              ------          -------             --------



Total


     [The Underlying Securities consist of debt securities of [domestic corporate issuers [specify other]]. [The Underlying Securities consist of debt securities issued or guaranteed by foreign private issuers]. [The Underlying Securities consist of [treasury securities] [debt securities of U.S. government-sponsored entities ("GSEs")] [GTCs]]. As of the Cut-off Date, [all of] [approximately % of] the Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" herein and "Risk Factors--Ratings of the Certificates Subject to Change" in the accompanying prospectus regarding considerations applicable to the ratings of the Certificates.]

Underlying Securities

     The Underlying Securities have been issued pursuant to [an] agreement[s] (specify other)) between the [various] [issuer[s] of the Underlying Securities and Underlying Securities [trustee[s]] [fiscal agent[s]] [a certificate of designation]. The following summary describes certain general terms of such [indenture[s]] [fiscal agency agreement[s]] [certificates of designation] [pooling and servicing agreements], but investors should refer to the indenture[s] [fiscal agency agreement[s]] [certificate[s] of designation] [pooling and servicing agreement[s]] [itself] [themselves] for all the terms governing the Underlying Securities.

     [Each of] the indenture[s] [fiscal agency agreement[s]] [certificate[s] of designation] [pooling and servicing agreement[s]] limits the ability of the [respective] issuer[s] of the Underlying Securities to engage in certain activities and transactions and requires that the issuer[s] of the Underlying Securities perform certain obligations with respect to the Underlying Securities. [Describe material restrictive, financial and other covenants on the issuer[s] of the Underlying Securities contained in the relevant document].

     [The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities. [Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary]:

     o failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities when the same shall be due;

     o material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement continuing for a specified period of time after notice thereof is given to the issuer of the Underlying Securities [or GSE issuer] by [the Underlying Securities trustee or] the holders of not less than a specified percentage of the Outstanding Debt Securities;

     o [failure by the issuer of the Underlying Securities to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer of the Underlying Securities or the acceleration by or on behalf of the holders thereof of such securities;]

     o certain events of bankruptcy or insolvency relating to the issuer of the [Underlying Securities]; and

     o [describe any additional common events of default with respect to the pool of Underlying Securities].]

     As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to] [describe any put, call or other conversion or redemption options applicable to the Underlying Securities] [and [all of] [approximately ___% of] the Underlying Securities were [describe the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]

     [The [pool of] Underlying Securities, together with any other assets described below and any credit support described under "Description of Credit Support," represent the sole assets of the Trust that are available to make distributions in respect of the certificates.]

     [Use the following with respect to each obligor the Underlying Securities of which represent more than 10% of the total Underlying Securities available to make distributions in respect of the certificates-only a single obligor is referred to for purposes of this section of the form of prospectus supplement.]

     [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate] [specify publicly issued security] due _________ of [specify issuer][, exclusive of the interest therein retained by [Bear Stearns Depositor Inc.] as described below (the "Retained Interest")], having an [aggregate principal amount] [aggregate liquidation preference amount] outstanding as of the Cut-off Date of approximately [$][specify currency] (the "Underlying Securities"). The Underlying Securities [(other than Underlying Securities which are issued by the United States of America)] will be purchased by Bear Stearns Depositor Inc. in the secondary market (either directly or through an affiliate of Bear Stearns Depositor Inc.) and will be deposited into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing security comprising [ %] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" herein and "Risk Factors--Ratings of the Certificates Subject to Change" in the accompanying prospectus regarding certain considerations applicable to the ratings of the certificates.

     [According to [name such issuer]'s publicly available documents, [name such issuer] is a [identify form of domestic corporation trust banking organization or insurance company] whose principal executive offices are located at [specify address]. Bear Stearns Depositor Inc. is not an affiliate of [name such issuer]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC [and makes available to the public upon request certain annual reports containing financial and other information]. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].]

     The Trust will have no other significant assets [other than any credit support or those assets referred to below] from which to make distributions of amounts due in respect of the certificates. Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This prospectus supplement relates only to the certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this prospectus supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither Bear Stearns Depositor Inc. nor [any of] the underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.

     [The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the "Deposited Assets").]

                        [DESCRIPTION OF CREDIT SUPPORT]

         [For the benefit [solely] of the [Offered] [class [ ] certificates [and the class [ ] certificates]], credit support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.]

[The Letter of Credit

     Simultaneously with Bear Stearns Depositor Inc.'s assignment of the Deposited Assets to the Trust, Bear Stearns Depositor Inc. will obtain the letter of credit from [ ] in favor of the Trustee on behalf of the certificateholders. The letter of credit will be irrevocable and will [support the [timely][ultimate] remittance of amounts due with respect to the Deposited Assets]. [The maximum amount that the Trustee may draw under the letter of credit will initially be equal to [$]. The initial amount of the letter of credit will be [$] . Thereafter, the amount of the letter of credit with respect to any Distribution Date will equal [the lesser of (i) ___% of the aggregate certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and
(ii)] the amount of the letter of credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the letter of credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The letter of credit expires on , 20__. The Trustee will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified herein.]

     [Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the letter of credit bank. In addition, to the extent that the letter of credit will cover payment of 20% or more of the aggregate principal amount of the certificates covered thereby, provide information of financial and other matters with respect to the letter of credit bank, if necessary.]]

[The Surety Bond

     Simultaneously with Bear Stearns Depositor Inc.'s assignment of the Deposited Assets to the Trust, Bear Stearns Depositor Inc. will obtain the surety bond from [ ] in favor of the Trustee on behalf of the certificateholders. The surety bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered][class[ ]] certificates. The surety bond expires on , 20__. The Trustee will be obligated, in the event of a drawing on the surety bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the surety to the extent of any amounts owing, in the manner and priority specified herein.

     [Add language regarding the issuer of the surety bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the surety. In addition, to the extent that the surety bond will cover payment of 20% or more of the aggregate principal amount of the certificates covered thereby, provide information of financial and other matters with respect to the issuer of the surety bond, if necessary.]]

[Reserve Account

     Bear Stearns Depositor Inc. will deposit with trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the certificates in the amount of [$] . [Collections with respect to the Deposited Assets not distributed with respect to the certificates shall be deposited in the Reserve Account.] Amounts deposited in the Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to Bear Stearns Depositor Inc.]]

                           YIELD ON THE CERTIFICATES

     [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the certificateholders of each class of the certificates, as described elsewhere herein.] See "Maturity and Yield Considerations" in the prospectus.

                        DESCRIPTION OF THE CERTIFICATES

General

     The certificates will consist of [ ] classes of certificates, designated as class [ ][,] [and] class [ ] [and class___] certificates. The certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The certificates represent in the aggregate the entire beneficial ownership interest in the related trust. The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. [The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate.] [The class [ ] certificates, which are not being offered hereby, will be transferred by Bear Stearns Depositor Inc. to an affiliate on the Closing Date, and may be sold at any time by Bear Stearns Depositor Inc. in accordance with the terms of the Trust Agreement.]

     The certificates [(other than the class [ ] certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The class [ ] certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

     The certificates [(other than the definitive classes of certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Bear Stearns Depositor Inc., the "Clearing Agency"), except as provided below. Bear Stearns Depositor Inc. has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Bear Stearns Depositor Inc. advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of certificates [(other than the definitive classes)] and Bear Stearns Depositor Inc. is unable to locate a qualified successor or (ii) Bear Stearns Depositor Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates [(other than the definitive classes of certificates)] and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Distributions

     Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                                        o    to the Trustee, all unpaid fees
                                             and expenses of the Trustee and
                                             its respective agents, up to the
                                             Allowable Expense Amount (as
                                             defined below) for the related
                                             Collection Period;

                                        o    [to the [providers of credit
                                             support ("Credit Support
                                             Providers")] [swap or derivative
                                             counterparty], any amounts
                                             required to be paid or reimbursed
                                             to, or deposited with, any such
                                             person;]

                                        o    to the certificateholders of each
                                             class of such series, first, to
                                             the payment of Required Interest
                                             [and on a pro rata basis to the
                                             Credit Support Providers for the
                                             payment of any Credit Support
                                             Payments], second, to the payment
                                             of Required Principal and third,
                                             to the payment of Required
                                             Premium, in each case applicable
                                             to such class, commencing with
                                             the most highly ranked class and,
                                             to the extent Available Funds
                                             remain available, to each other
                                             class in accordance with the
                                             ranking specified herein under
                                             "--Allocation of
                                             Losses--Subordination";

                                        o    [to the Credit Support Providers,
                                             any credit support payments;] and

                                        o    to the Trustee, all its remaining
                                             unpaid fees and expenses and
                                             those of its respective agents
                                             not otherwise paid pursuant to
                                             clause (i) above.

     Collections received from the Deposited Assets and any applicable credit support relating to the certificates over a specified period may not be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the certificateholders of the certificates. To the extent Available Funds are insufficient to make any such distributions due to any such series or class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay the shortfall.

     For purposes hereof, the following terms have the following meanings:

          ["Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$]__________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

          "Available Funds" for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date pursuant to the credit support described herein [and (c) any additional amount that Bear Stearns Depositor Inc. may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

          "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

          "Eligible Investments" means, with respect to the certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such certificates, as specified in the Trust agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

          "Required Interest" for the certificates or any class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such certificates, computed at the applicable Pass-Through Rate.

          "Required Premium" for the certificates or any class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such certificates on such Distribution Date and
     (b) the Call Premium Percentage for such Distribution Date.

          "Required Principal" for the certificates or any class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such certificates. The Certificate Principal Balance of a certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any credit support obtained for the benefit of such holder. The Certificate Principal Balance of any class of certificates [(other than the class [ ] certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described herein. [The Notional Amount of the class [ ] certificates as of any date of determination is equal to [specify amount].] [Holders of the class [ ] certificates are not entitled to receive any distributions allocable to principal.]

          [Notwithstanding the priorities described above, holders of the class [ ] certificates and the class [ ] certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the class [ ] certificates and the class [ ] certificates, if any of the following conditions shall be satisfied:
     [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[Advances

     Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for the Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

     Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

     All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the certificates.

Allocation of Losses; Subordination [specify if necessary]

     [The subordination described herein provided by the class [ ] certificates [and the class [ ] certificates] is designed to protect holders of the remaining classes of certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.]

     [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

     [An "Extraordinary Trust Expense" is an expense of a given trust in excess of the Allowable Expense Amount, including certain reimbursements to Bear Stearns Depositor Inc. described in the prospectus under "Description of Certificates--[Certain Matters Regarding the Administrative Agent and Bear Stearns Depositor Inc."] and certain reimbursements to the Trustee described under "Description of the Trust Agreement--The Trustee" herein.]


[Redemption [Put][Other Features] [Describe existence of any redemption, put or other material features applicable to the Underlying Securities].

[Restrictions on Transfer of the Class [ ] Certificates

Because the class [ ] certificates are subordinate to the class [ ] certificates and the class [ ] certificates to the extent set forth herein, the class [ ] certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]


                      DESCRIPTION OF THE TRUST AGREEMENT

General

     The certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement"), a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Trust agreement as executed will be filed by Bear Stearns Depositor Inc. with the SEC following the issuance and sale of the certificates. The Trust created under the Trust Agreement (including the Series 200_-[ ] supplement) will consist of:

     o the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust);

     o all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and];

     o [any credit support in respect of any class or classes of certificates] [and;

     o the rights of Bear Stearns Depositor Inc. under the purchase agreement between Bear Stearns Depositor Inc. and the seller].

     [In addition, the holders of the certificates may also have the benefit of certain credit support discussed above. See "Description of Credit Support."] Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

     [ ], a [ ] corporation, will act as Trustee for the certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is [ ]. The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust agreement or the certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or
(ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

         An event of default with respect to any class of certificates under the Trust Agreement, other than a class of certificates representing an interest in preferred stock will consist of:

     o [a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period);

     o a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and

     o the occurrence and continuance of such other events specified in the applicable series supplement.]

     [Describe remedies available to certificateholders upon the occurrence and continuance of an event of default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

     The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates of any class, the Trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the certificates of such class.

     No holder of any certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach,
(ii) the holders of certificates of such series evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee, (iii) the holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage. ["Required Percentage--Remedies" shall mean [ %] of the Voting Rights.]

Voting Rights

     [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates[,] [and] the class [ ] certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective certificates and [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective certificates. [Specify whether and under what circumstances voting will be class-by-class.]

     [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.] ["Required
Percentage--Amendment" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [ %].] ["Required Percentage--Waiver" shall mean [ %] [of the Voting Rights].]

Voting of Underlying Securities, [Modification of Indenture]

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by [DTC] [Federal Reserve Bank] and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from [DTC] [Federal Reserve Bank] the [Underlying Securities trustee] [the fiscal agent] [or the issuer of the Underlying Securities] [or GSE issuer] for its consent to any amendment, modification or waiver of the Underlying Securities, [the indenture] or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the certificates, as applicable) as the certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the [indenture] [Underlying Securities] and only with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

     In the event that an offer is made by the [issuer of the Underlying Securities] [or GSE issuer] to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the indenture [Underlying Securities] has occurred, the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the Trustee has received the tax opinion described above. Accordingly, a certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Trust in order to accept such offer. See "Description of Certificates--Optional Exchange" in the prospectus.

     [If an event of default under the [indenture] [Underlying Securities] occurs and is continuing and if directed by all the holders of outstanding class [ ] certificates and[, unless the class [ ] certificates are no longer outstanding, by all the holders of outstanding class [ ] certificates,] the Trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the Underlying Securities issuer[s].]

Termination

     The circumstances under which the obligations created by the Trust agreement will terminate in respect of the certificates are described in "Description of Certificates--Termination" in the prospectus. [Describe additional termination provisions.] Bear Stearns Depositor Inc. will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of Bear Stearns Depositor Inc. at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with Bear Stearns Depositor Inc. continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event Bear Stearns Depositor Inc. exercises any such option, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding certificate Principal Balance or Notional Amount, as applicable, plus with respect to the certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Trust created by the Trust Agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement--Termination" in the prospectus.

                 CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

     [Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the certificateholders of the security interest, if any, securing such Deposited Assets.]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. Such consequences will depend on the terms of the certificate, whether the Trust is treated as a grantor trust, as a partnership or a FASIT for federal income tax purposes, and the assets collateralizing or otherwise supporting such certificate. The consequences of owning certificates which are deemed for federal income tax purposes to be interests in a grantor trust, in a partnership or in a FASIT are discussed separately below under the captions "Grantor Trust Certificates", "Partnership Certificates" and "FASIT Certificates" respectively. The applicable Trust agreement would include provisions appropriate to the particulars of the transaction and to the relevant federal income tax status of the Trust and related certificates.

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. [This prospectus supplement for each series of certificates will describe the consequences that relate to the specific certificates issued pursuant thereto.]

     The Trust will be provided with an opinion of Brown & Wood LLP (a limited liability partnership), special federal tax counsel to Bear Stearns Depositor Inc. ("Federal Tax Counsel") regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Tax Status of Trust as a Grantor Trust

     In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each owner of a certificate (a "certificate owner") will be subject to federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such certificates, and as if it paid directly its share of expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the certificate owners will not realize OID except with respect to a "stripped interest" (as defined below).

Income of Certificate Owners

     In General, a certificate owner will allocate the amount it pays for its certificate among the Underlying Securities and the Deposited Assets in the Trust other than the Underlying Securities (the "Other Deposited Assets") allocable to such certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A certificate owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     The federal income tax treatment of a holder of a particular class of certificates will depend upon whether the interest in the Underlying Securities represented by such class will be considered, in whole or in part, to be a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code. A class of certificates will not be considered to represent a stripped interest in the Underlying Securities to the extent the certificate is entitled to receive a proportionate amount of all principal and interest on the Underlying Securities. A class of certificates will be considered in its entirety to represent a stripped interest in the Underlying Securities if it is entitled to receive interest on the Underlying Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Securities, or if it is entitled to receive all or part of the interest on the Underlying Securities but no principal on the Underlying Securities. In addition, if a class of certificates is entitled to receive interest and principal on the Underlying Securities, but the interest it is entitled to receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the certificates represent (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

     Tax Treatment of Certificates to the Extent They are Stripped Interest. To the Extent a class of certificates represents a stripped interest in the Underlying Securities, each such certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purpose price for the certificate allocable to the stripped interest.

     To the extent that the portion of the purchase price of a certificate allocated to a certificate owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a certificate owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the certificate owner's undivided interest in the Underlying Securities (the "Allocated Purchase Price"). To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security, the certificate owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the certificate owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

     For example, if the Allocated Purchase Price paid by a certificate owner who purchases a certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a certificate is equal to the principal amount of the Underlying Securities allocable to the certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a certificate owner's interest in the Underlying Securities will have been purchased at a discount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a certificate owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the certificate. Any such election will also apply to all debt instruments held by the certificate owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.

     Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a class of certificates represents a stripped interest in the Underlying Securities, each such certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the certificate allocable to the stripped interest.

     Under the Treasury Regulations issued under Section 1286 of the Code (the "Treasury Regulations"), the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Securities to which the stripped interest (i.e., the certificate owner) is also entitled. If none of the amounts payable to a certificate owner with respect to a stripped interest constitute qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the certificate allocable to the stripped interest. Moreover, in determining the amount paid for the stripped interest, a portion of the purchase price for a certificate must be allocated to the certificate owner's share of other Deposited Assets and to accrued interest.

     The tax treatment of a certificate owner will depend upon whether the amount of OID on the stripped interest represented by the certificate is less than a statutorily defined de minimis amount. In general, under the Regulations, the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" and the number of full years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity and the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. In general, "stated redemption price at maturity" means the sum of all amounts payable on the stripped interest other than qualified stated interest.

     If the amount of OID on the stripped interest represented by the certificate is de minimis under the rules discussed above, the stripped interest would not be treated as having OID. Each certificate owner would be required to report on its federal income tax return its share of the gross income of the Trust, including interest on the Underlying Securities and any gain upon sale or disposition by the Trust of the Underlying Securities. Such gross income would exceed the Pass-Through Rate on the certificate by an amount equal to the certificate owner's share of the expenses of the Trust for the period during which it owns a certificate. Each certificate owner would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest; such income would be capital gain, short-term or long-term depending upon the certificate owner's holding period in the certificate. The certificate owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a certificate owner from any credit support or any subordination feature will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

     Except as described below, a certificate owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, except as described below, interest on an Underlying Security would be includible in a certificate owner's gross income when it accrues on the Underlying Securities, or, in the case of certificate owners who are cash basis taxpayers, when received by the administrative agent, if any, or otherwise the Trustee on behalf of certificate owners. Because the interest collected on the Underlying Securities generally is paid to certificate owners in the following month, the amount of interest includible in a certificate owner's gross income during any calendar month will not equal the interest distributed in that month.

     If the OID with respect to the stripped interest in the Underlying Securities represented by a certificate is not treated as being de minimis, a certificate owner will be required to include in income, in addition to any qualified stated interest on the stripped interest as described above, any OID on the stripped interest. OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such certificate owner prior to the receipt of cash by such certificate owner. Under the rules described below, the amounts includible in income by a certificate owner on a stripped interest that has OID are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

     In general, if a stripped interest has OID the certificate owner will be required, whether such certificate owner uses the cash or the accrual method of tax accounting, to include in ordinary gross income the sum of the "daily portions" of OID on the stripped interest for all days during the taxable year that the certificate owner owns the certificate. The daily portions of OID on a stripped interest are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID on a stripped interest allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

     An "accrual period" would generally be each period ending on an interest payment date on the Underlying Securities, although Treasury regulations allow a certificate owner to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Securities occurs at the end of an accrual period.

     The "adjusted issue price" of a stripped interest at the beginning of any accrual period is the purchase price for a certificate allocable to the stripped interest (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

     The Trustee intends to account for OID, if any, reportable by certificate owners by reference to the price paid for a certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

     Bond Premium. In the event that a certificate represents either an unstripped interest in an Underlying Security, or a stripped interest which includes qualified stated interest, and the stripped or unstripped interest is treated as having been purchased at a premium (i.e., the purchase price of a certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the certificateholder other than qualified stated interest), such premium will be amortizable by the certificate owner as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the underlying Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the certificate owner during the year in which the election is made and all debt instruments acquired thereafter.

     Election to Treat All Interest as Original Issue Discount. Any certificate owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the certificate owner's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such certificate owner.

     Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to certificate owners on which they would recognize gain or loss.

     Foreign Tax Credits. Any foreign income taxes withheld from payments to the Trust will be includible in the income of certificate owners and will likewise be deductible to certificate owners, or, alternatively, certificate owners may be eligible for a U.S. foreign tax credit subject to various limitations.

Other Deposited Assets of the Trust

          [Describe tax consequences of the other Deposited Assets.]

Deductibility of Trust's Fees and Expenses

     In computing its federal income tax liability, a certificate owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a certificate owner is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Purchase and Sale of a Certificate

     A certificate owner's tax basis in a certificate generally will equal the cost of such certificate, increased by any amounts of undistributed taxable income (e.g., OID or market discount) and reduced by any amortized premium (each as described above) and any payments other than payments of qualified stated interest on an underlying Underlying Security made on such certificate.

     If a certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the assets of the Trust and the certificate owner's adjusted basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the certificate owner's interest in accrued market discount not previously taken into income on Underlying Securities.

Backup Withholding

     Payments made on the certificates and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the certificate owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificate Owners

     To the extent that amounts paid to certificate owners that are not United States Persons ("foreign certificate owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such foreign certificate owner (i) fulfills certain certification requirements, (ii) does not own at least 10% of the total combined voting power of all classes of stock of the Underlying Securities Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes) and (iii) is not a "related controlled foreign corporation." Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States Person" and provide its name and address.

     A foreign holder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding a certificate on its own behalf may have substantially increased certification requirements and should consult its tax advisor.


     [Describe the federal income tax consequences to foreign certificate owners of an interest in any other Deposited Assets of the Trust.]

     A "United States Person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S., a state thereof or the District of Columbia, an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

Tax Characterization of The Trust as a Partnership

     With respect to a trust intended to qualify as a partnership for federal income tax purposes, Bear Stearns Depositor Inc. and the administrative agent, if any, have agreed, and the certificate owners will agree by their purchase of certificates, to treat the Trust as a partnership for purposes of federal, state and local income, franchise and any other tax measured in whole or in part by income. However, the proper characterization of the arrangement involving the Trust, the certificate owners, Bear Stearns Depositor Inc. and the administrative agent, if any, is not entirely clear because there is no directly comparable authority.

     If the Trust were deemed to be a "publicly traded partnership" it could be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the certificates (and certificate owners could be liable for any such tax that is unpaid by the Trust). A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. In the opinion of Federal Tax

Counsel, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

Partnership Taxation

     As a partnership, the Trust will not be subject to federal income tax, but each certificate owner will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of [ ] and any gain upon collection or disposition [ ]. The Trust's deductions will consist primarily of [ ].

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that each class of certificate owners will be allocated taxable income of the Trust for each monthly period equal to the sum of (i) the amount payable (or accruing) at the Pass-Through Rate on such class of certificates for such month (to the extent such amount would not economically represent a return of capital); (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such class of certificates but not yet distributed; (iii) any Trust income for such month attributable to discount on the Underlying Securities that corresponds to any excess of the principal amount of such class of certificates over their initial issue price; and (iv) [any other income economically accruing for such class of certificates during such month. [All remaining taxable income of the Trust will be allocated to the [ ]]. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to certificate owners. Moreover, even under the foregoing method of allocation, holders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders in effect could be required to report income from the certificates on the accrual basis. In addition, tax allocations and tax reporting will be done on a uniform basis for all certificate owners, even though their certificates may have been purchased at different times and at different prices.

     An individual taxpayer's miscellaneous itemized deductions (which do not include interest expense) are subject to limitations and as a result may be disallowed in whole or in part. Those limitations, which also apply to estates and trusts, would apply to a certificate owner's share of expenses of the Trust (including fees to the administrative agent, if any) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     If the Trust holds a large number of Underlying Securities, it intends to make all tax calculations relating to income and allocations to certificate owners on an aggregate basis. Were the Service to require that such calculations be made separately for each Underlying Security, the Trust might be required to incur additional expense but Bear Stearns Depositor Inc. believes that there would not be a material adverse effect on certificate owners.

     A certificate owner would increase or decrease its tax basis in its certificate for its allocable share of the Trust's income or loss, respectively. Any cash distributions by the Trust to a certificate owner will constitute (i) first, a return of capital to the extent of such certificate owner's tax basis in the certificate (with a corresponding dollar-for-dollar reduction in such tax basis), and (ii) thereafter, to the extent in excess thereof, gain on the sale or exchange of such certificate owner's certificate. See "Disposition of Certificates" below.

Discount and Premium

     Bear Stearns Depositor Inc. believes that the Underlying Securities were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Underlying Securities may be greater or less than the remaining principal balance of the Underlying Securities at the time of purchase. If so, the Underlying Securities will have been acquired at a premium or discount, as the case may be. (As indicated above, if the Trust acquires a large number of Underlying Securities it will make this calculation on an aggregate basis, but might be required to recompute it on an instrument-by-instrument basis.)

     The Trust will make an election that will result in any market discount on the Underlying Securities being included in income currently as such discount accrues over the life of the Underlying Securities. As indicated above in the discussion of "Partnership Taxation," a portion of such market discount income may be allocated to certificate owners.

Modification or Exchange of Underlying Securities

     Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to certificate owners on which they would recognize gain or loss.

Foreign Tax Credits

     Any foreign income taxes withheld from payments to the Trust will be includible in the income of certificate owners and will likewise be deductible to certificate owners, or, alternatively, certificate owners may be eligible for a U.S. foreign tax credit subject to various limitations.

Tax Consequences of Other Assets Held by Trust

     The manner in which income with respect to the other assets of the Trust should be accrued will depend on the nature of those assets.

             [Discuss specific tax consequences of other assets.]

Section 708 Termination

     Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Were such a termination to occur, the Trust would be considered to have contributed its assets to a new partnership and distributed the interests in the new partnership in liquidation to the certificate owners. If any such constructive termination occurs, the Trust does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses. Moreover, the Schedule K-1 information thereafter distributed to the certificate owners may be incorrect.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale or other disposition of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificate owner's tax basis in a certificate will generally equal its cost, increased by his share of trust income includible in his income (including for the taxable year of sale) and decreased by his share of deductible trust losses and any distributions received with respect to such certificate. In addition, both his tax basis in, and the amount realized on a sale of, a certificate would include the holder's share of liabilities of the Trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificate and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     On the sale of a certificate, any gain attributable to the holder's share of any accrued market discount on the Underlying Securities that has not otherwise been included in the holder's income would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a certificate owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificate.

Allocations Between Transferors and Transferees

     In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month allocable to a particular class of certificates will be apportioned among holders of such certificates in proportion to the principal amount of such certificates owned by them as of the first business day following the end of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction. The use of such a monthly convention may not be permitted by existing regulations. If such a convention is not allowed (or only applies to transfers of less than all of a partner's interest), taxable income or losses of the Trust might be reallocated among the certificate owners. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election

     In the event that a certificate owner sells its certificates at a profit
(loss), the purchasing certificate owner will have a higher (lower) basis in the certificates than the selling certificate owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result certificate owners might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters

     The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Service for each taxable year of the Trust and will report each certificate owner's allocable share of items of trust income and expense to holders and the Service on Schedule K-1. The Trust will provide the

Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties, unless the holder notifies the Service of all such inconsistencies.

     Under Code Section 6031, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is not a United States Person, a tax-exempt entity, or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     Bear Stearns Depositor Inc., as the tax matters partner, will be responsible for representing the certificate owners in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificate owners and, under certain circumstances, a certificate owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a certificate owner's returns and adjustments of items not related to the income (or loss) of the Trust.

Tax Consequences to Foreign Certificate Owners

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust expects to withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign certificate owners pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on Form W-8 BEN, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.] A foreign holder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding a certificate on its own behalf may have substantially increased certification requirements and should consult its tax advisor.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.

     The foregoing summary will be modified, as necessary, to reflect differences caused by the precise nature of the Deposited Assets relating to a given series of certificates.

Backup Withholding

     Payments made on the certificates and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the certificate owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Tax Characterization of The Trust as a FASIT

     Upon the proposed issuance of certificates representing interests in a FASIT and the promulgation of final Treasury Regulations relating to the federal income taxation of FASITs and to the federal income tax consequences of the ownership of FASIT interests, this prospectus supplement relating to such certificates will describe the requirements for the classification of the Trust as a FASIT and the consequences to a holder of owning such certificates.

                        CERTAIN STATE TAX CONSEQUENCES

     [Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given series of certificates or the degree of servicing required with respect to such Deposited Assets.]


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extension of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code. [Specify whether the certificates will qualify for an exception from the Plan Assets look-through rule under such Regulation.]

     If assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and the Company, or any of their affiliates ("Excluded Plans"), should not acquire or hold any certificate.

     If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the Company and any Plan owning certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Company that is the obligor is a party in interest or disqualified person with respect to such Plan.

Prohibited Transacton Exemptions

     Certain prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) and PTCE 96-23 (an exemption for transactions effected by in-house asset managers).

     The Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Certificates by the Underwriter to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied:
(i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

     The custodial and other services rendered by the Trustee, Market Agent and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee and the Market Agent may each be terminated upon 60 days prior notice and the approval of Certificateholders owning more than 66 2/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee and Market Agent is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of a portion of the Underlying Securities by the Market Agent to Bear, Stearns & Co. Inc. or its affiliates might constitute a non-exempt prohibited transaction by reason of the relationship between the Market Agent and any such purchaser, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee, or the possibility that the Market Agent may not solicit Bear, Stearns & Co. Inc. and its affiliates to avoid the possibility of a non-exempt prohibited transaction. The Market Agent shall, prior to any sale of Underlying Securities to Bear, Stearns & Co. Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

     By acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, Market Agent and Underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of [ ], _______, Bear Stearns Depositor Inc. has agreed to sell and [Bear, Stearns & Co. Inc. (an affiliate of Bear Stearns Depositor Inc.)] [each of the underwriters named below, including Bear, Stearns & Co. Inc. (an affiliate of Bear Stearns Depositor Inc.)] [,] has [severally] agreed to purchase, the [Certificates] [the principal amount of each class of Certificates set forth below opposite its name].

                                  Class [  ]   Class [  ]    Class [   ]

Bear, Stearns & Co. Inc........    $--------    $--------     $--------

Total..........................    $========    $========     $========



[Bear, Stearns & Co. Inc. has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased. [In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

     Bear Stearns Depositor Inc. has been advised by the underwriter[s] that [it][they] propose[s] to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter[s] may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of Certificates for whom they may act as agents. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

     The underwriting agreement provides that Bear Stearns Depositor Inc. will indemnify the underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect thereof.

     Bear, Stearns & Co. Inc. is an affiliate of Bear Stearns Depositor Inc., and the participation by Bear, Stearns & Co. Inc. in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     [The certificates are a new issue of securities with no established trading market. The certificates will be approved for listing, subject to official notice of issuance, on the [name of exchange]. The certificates will be eligible for trading on [name of exchange] within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on [name of exchange]. In order to meet one of the requirements for listing the certificates on [name of exchange], the underwriter[s] have undertaken to sell the certificates to a minimum of 400 beneficial owners. The underwriter[s] have told the Company that they presently intend to make a market in the certificates prior to commencement of trading on [name of exchange], as permitted by applicable laws and regulations. The underwriter[s] are not obligated, however, to make a market in the certificates. Any market making by the underwriter[s] may be discontinued at any time at the sole discretion of the underwriter[s]. No assurance can be given as to whether a trading market for the certificates will develop or as to the liquidity of any trading market.]


                                    RATINGS

     It is a condition to the issuance of the certificates that the certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")][Moody's Investors Service, Inc. ("Moody's")] [and] [Fitch, Inc. ("Fitch")] (the "Rating[Agency][Agencies]"). The ratings address the likelihood of the receipt by the certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of credit support, as well as on the relative priorities of the certificateholders of each class of the certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the class [ ] certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     Bear Stearns Depositor Inc. has not requested a rating on the certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the Rating [Agency] [Agencies].

                                LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for Bear Stearns Depositor Inc. and the underwriter[s] by Brown & Wood LLP, New York, New York.

                   INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Advance......................................................S-28
Allocated Purchase Price.....................................S-34
Allowable Expense Amount.....................................S-27
Appropriations Acts..........................................S-22
Available Funds..............................................S-27
Borrower.....................................................S-22
Business Day...........................................S-11, S-12
Call Premium Percentage......................................S-27
Clearing Agency..............................................S-25
Closing Date..................................................S-9
Code.........................................................S-33
Credit Support Providers.....................................S-26
Definitive Classes...........................................S-25
Depositary...................................................S-22
Deposited Assets.............................................S-23
DOL..........................................................S-44
Eligible Investments.........................................S-27
ERISA..................................................S-12, S-43
Excluded Plans...............................................S-44
Extraordinary Trust Expense..................................S-29
Fannie Mae...................................................S-18
FASIT........................................................S-12
Federal Tax Counsel..........................................S-33
FIRRE Act....................................................S-20
Fitch........................................................S-46
Freddie Mac..................................................S-19
GSEs...................................................S-15, S-16
GTCs...................................................S-15, S-22
IRA..........................................................S-12
Keogh........................................................S-12
Liquidation Proceeds.........................................S-28
look-through rule............................................S-44 market discount..............................................S-34
Moody's......................................................S-46
Note Payment Date............................................S-22
Notes........................................................S-22
OID....................................................S-33, S-40
Other Deposited Assets.......................................S-33
Plan...................................................S-12, S-43
PTCEs........................................................S-44
Rating[Agency][Agencies].....................................S-46
Regulation...................................................S-44
Regulations..................................................S-35
Required Interest............................................S-27
Required Premium.............................................S-27
Required Principal...........................................S-28
Retained Interest............................................S-18
Sallie Mae...................................................S-19
Service......................................................S-33

Special Distribution Date....................................S-11
Specified Currency............................................S-6
Standard & Poor's............................................S-46
Systemwide Debt Securities...................................S-21
Trust Agreement..............................................S-29
Underlying Securities........................................S-18
United States Person.........................................S-38

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     Subject to Completion, Dated __, 200_

Prospectus

                              Trust Certificates
                             (Issuable in Series)

                          Bear Stearns Depositor Inc.
                                   Depositor



                           The trust -
Consider carefully
the risk factors             o  may periodically issue asset-backed
beginning on page [5]           certificates in one or more series
in this prospectus.             with one or more classes; and

Unless otherwise             o  will own -
specified in the
applicable prospectus           o  a publicly issued security or a pool of
supplement, the                    securities;
certificates are not
insured or guaranteed           o  payments due on those securities; and/or
by any government
agency.                         o  other assets described in this prospectus
                                   and in the accompanying prospectus
The certificates will              supplement.
represent interests in
the trust only and will    The certificates -
not represent interests
in or obligations of         o  will represent interests in the trust and will
[Bear Stearns Asset-            be paid only from the trust assets;
Backed Securities,
Inc.] or of the              o  will be denominated and sold for U.S. dollars
administrative agent of         or for one or more foreign or composite
the trust or any of their       currencies and any payments to
affiliates.                     certificateholders may be payable in U.S.
                                dollars or in one or more foreign or
This prospectus may             composite currencies; and
be used to offer and
sell any series of           o  will be issued as part of a designated series
certificates only if            which may include one or more classes of
accompanied by the              certificates and enhancement.
prospectus supplement
for that series.           The certificateholders -

                             o will receive interest and principal payments from the assets deposited with the trust.

     Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.
                           [_____________ __], 2001



             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

     o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, Notional Amount and authorized denominations;

     o information concerning the type, characteristics and specifications of the securities deposited with the trust (the "Underlying Securities") and any other assets deposited with the trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

     o the relative rights and priorities of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

     o the name of the trustee and the administrative agent, if any, for the series;

     o the Certificate Rate or the terms relating to the applicable method of calculation thereof;

     o the time and place of distribution (a "Distribution Date") of interest, premium (if any) and/or principal (if any);

     o    the date of issue;

     o the Final Scheduled Distribution Date, (defined in the Prospectus Supplement), if applicable;

     o    the offering price;

     o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

     See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

     If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....................................2

WHERE YOU CAN FIND MORE INFORMATION........................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................4

REPORTS TO CERTIFICATEHOLDERS..............................................4

RISK FACTORS...............................................................5

THE DEPOSITOR..............................................................9

USE OF PROCEEDS...........................................................10

FORMATION OF THE TRUST....................................................10

MATURITY AND YIELD CONSIDERATIONS.........................................11

DESCRIPTION OF THE CERTIFICATES...........................................13

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT........................34

DESCRIPTION OF THE TRUST AGREEMENT........................................47

CURRENCY RISKS............................................................59

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.....................61

ERISA CONSIDERATIONS......................................................68

UNDERWRITING..............................................................71

LEGAL MATTERS.............................................................72



                      WHERE YOU CAN FIND MORE INFORMATION

     Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust, reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Bear Stearns Depositor Inc., [Address], New York, New York [Zip Code], (212) [Phone Number].

                         REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates are issued, unaudited reports containing information concerning the related trust will be prepared annually by the related trustee and sent on behalf of the related trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. If definitive certificates are issued, such reports will be prepared by the related trustee and sent on behalf of the related trust directly to the certificateholders in accordance with the trust agreement. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each trust, will cause to be filed with the SEC such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to certificateholders.

     References herein to "U.S. dollars" "US$," "dollar" or "$" are to the lawful currency of the United States.

     For definitions of certain terms used herein, refer to "Index of Defined Terms" beginning on page I-1.

                                 RISK FACTORS

     In connection with an investment in the certificates of any series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable prospectus supplement.

Limited Liquidity

     There can be no assurance that an active public market for any series (or class within such series) of certificates will develop or, if a public market develops, as to the liquidity of the trading market for such certificates. Bear, Stearns & Co. Inc. ("Bear Stearns") has advised the Depositor that it intends to make a market in the certificates, as permitted by applicable laws and regulations, after the issuance thereof. Bear Stearns is not obligated, however, to make a market in the certificates of any series or class within such series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Bear Stearns If an active public market for the certificates does not develop or continue, the market prices and liquidity of the certificates may be adversely affected.

Limited Recourse

     The certificates will not represent a recourse obligation of, or interest in, the Depositor, any administrative agent, Bear Stearns, the issuer of the Underlying Securities or any of their respective affiliates. The certificates will not be insured or guaranteed by the Depositor, Bear Stearns or any of their respective affiliates. The obligations, if any, of the Depositor with respect to the certificates of any series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets

     The only material assets expected to be in a trust are Underlying Securities and any other Deposited Assets corresponding to the related series (or class within such series) of certificates being offered. The certificates do not represent obligations of the Depositor, any administrative agent, Bear Stearns or any of their respective affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by the Depositor, any administrative agent or Bear Stearns. Accordingly, certificateholders' receipt of distributions in respect of the certificates will depend entirely on the performance of and the trust's receipt of payments with respect to the Deposited Assets.

Legal Aspects

     A prospectus supplement may describe legal considerations applicable to a series (or class or classes within a series) of certificates offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

Maturity and Redemption Considerations

     The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

     o    the performance of the related Deposited Assets;

     o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

     o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

     These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The applicable prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

Tax Considerations

     The federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Certain United States Federal Income Tax Consequences" in this prospectus and in the applicable prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities (other than the U.S. government or its instrumentalities), purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

Foreign Issuers

     The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

     o    future political and economic developments;

     o    moratorium on payment or rescheduling of external debts;

     o    confiscatory taxation;

     o    imposition of any withholding tax;

     o    exchange rate fluctuations;

     o    political or social instability or diplomatic developments; and

     o    the imposition of additional governmental laws or restrictions.

Currency Risks

     The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

Derivatives

     A trust may include various derivative instruments, including interest rate, currency and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). The applicable prospectus supplement will identify the material terms, the risks and the counterparty for any derivative instrument in a trust and will describe the agreement with the counterparty.

Information Concerning Issuers of the Underlying Securities; Risk of Loss if Public Information Not Available

     A prospective purchaser of certificates should obtain and evaluate the same information concerning each issuer of Underlying Securities as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by that issuer. The publicly available information concerning an issuer of Underlying Securities is important in considering whether to invest in or sell certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell certificates could be impeded. See "Description of Deposited Assets and Credit Support--Publicly Available Information."

Ratings of the Certificates Subject to Change

     At the time of issuance, the certificates of a series (or each class of such series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies. The rating agencies may rate a series or class of certificates on the basis of several factors, including the related Deposited Assets, any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust with respect to such Deposited Assets and any credit support. The rating agencies are solely responsible for selecting the criteria for rating the certificates.

     Any rating issued with respect to the certificates is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the certificates.

Global Securities Limit Direct Voting; Pledge of Certificates

     Unless otherwise specified in the applicable prospectus supplement, the certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the applicable prospectus supplement.

Limitation on Remedies Due to Passive Nature of the Trust

     The remedies available to a trustee of a relevant trust are predetermined and therefore an investor in the certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Except as indicated below, a certificateholder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable prospectus supplement, the trustee will (or will at the direction of a specified percentage of certificateholders of the relevant series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the trustee may dispose of the Deposited Assets prior to maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

     The applicable prospectus supplement may indicate that the trust agreement may be amended or otherwise modified with less than unanimous consent of the certificateholders (in no event, however, will the percentage required for consent be less than a majority). Any such amendment or other modification could have a material adverse effect on those certificateholders of the relevant series that do not consent to such amendment or other modification. However, the trust agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to certificateholders of a series (or class within such series) may become effective only with the consent of each affected certificateholder of that series (or class within such series) and that, if so specified in the applicable prospectus supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the certificates of a series (or class within such series) by a rating agency would require the consent of all of the certificateholders of that series (or class within such series).

General Unavailability of Optional Exchange

     Although the applicable prospectus supplement for a series of certificates may designate that series as an Exchangeable Series and may state that a certificateholder may exchange certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related trust, any such Optional Exchange Right will be exercisable only if the exercise of that right
(i) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and (ii) would not affect the characterization of the trust as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the Optional Exchange Right described in this prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the applicable prospectus supplement will be available only to the Depositor, Bear Stearns, the trustee and their respective affiliates and designees. Other certificateholders generally will not be able to exchange their certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding.

                          --------------------------

     The accompanying prospectus supplement for each series of certificates will specify information regarding additional risk factors, if any, applicable to such series (and each class within such series).

                                 THE DEPOSITOR

     Bear Stearns Depositor Inc., a Delaware corporation, [is an indirect, wholly owned, limited purpose subsidiary of the Bear Stearns Companies Inc. The principal office of the Depositor is located in [Address], New York, New York [Zip Code]. Its telephone number is (212) [Phone Number].

     The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any rating agency rating the series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the applicable prospectus supplement, making required deposits into any reserve account or the applicable certificate account for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                            FORMATION OF THE TRUST

     A separate trust will be created for each series of trust certificates. The Depositor will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     Unless otherwise stated in the prospectus supplement, the Depositor's assignment of the Deposited Assets to the trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

     To the extent described in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

     o its contractual--administrative obligations, if any, under the trust agreement;

     o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust
          Agreement--Advances in Respect of Delinquencies;" and

     o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

     The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

     Unless otherwise specified in the applicable prospectus supplement, each trust will consist of:

     o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner thereof, as from time to time are specified in the trust agreement;

     o such assets as from time to time are identified as deposited in the related certificate account;

     o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

     o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support";

     o the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

     o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

                       MATURITY AND YIELD CONSIDERATIONS

     Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

     The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

     Unless otherwise specified in the applicable prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Deposited Assets--Underlying Securities--Indentures." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of, the certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

     The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Certificate Rate for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, or other eligible securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Certificate Rates on such certificates may affect the yield on the certificates.

     A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the applicable prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities.

     The accompanying prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                        DESCRIPTION OF THE CERTIFICATES

     Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to the standard terms and the series supplement, which together compose the trust agreement, among the Depositor, the trustee and the securities intermediary named in the applicable prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement may vary depending upon the terms of the certificates to be issued thereunder and the nature of the Deposited Assets, the credit support, if any, and the related trust. The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any material provision of the trust agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series (and each class within such series), whether or not offered hereby and by the applicable prospectus supplement, unless the context otherwise requires.

     A copy of the series supplement relating to each series of certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the SEC following the issuance of such series.

General

     There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for such series created pursuant to the trust agreement and each such class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets-- Credit Support--Collections."

     Reference is made to the applicable prospectus supplement for a description of the following terms of the series of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

     (i)  the title of such certificates;

    (ii) the series of such certificates and, if applicable, the number and designation of classes of such series;

   (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

    (iv) the dates on which, or periods during which, such series of certificates may be issued (each, an "Original Issue Date") and the offering price thereof;

     (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each class thereof;

    (vi) if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

   (vii) whether the certificates of such series are Fixed Rate Certificates or Floating Rate Certificates and the applicable interest rate (the "Certificate Rate"), or the method of calculation thereof applicable to such series, if variable (a "Floating Certificate Rate"), the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Determination Dates, if any;

  (viii) the circumstances and conditions under which any of the Depositor, Bear Stearns or the trustee, or their respective affiliates and designees, may exercise an Optional Exchange Right (to the extent that the exercise of such right (a) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (b) would not affect the treatment of the trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole or in part;

    (ix) the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the trust in exchange for surrendering such certificateholder's certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

     (x) the option, if any, of any specified third party (which may include one or more of the Depositor, Bear Stearns or their respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (xi) the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

   (xii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

  (xiii) whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

   (xiv) whether the certificates of such series or of any class within such series are to be issued as registered certificates and whether coupons will be attached thereto;

    (xv) the identity of the Depositary, if other than DTC, for the certificates;

   (xvi) if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

  (xvii) any additional Administrative Agent Termination Events, if applicable, provided for with respect to such class;

 (xviii) all applicable Required Percentages and Voting Rights relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the trustee under the trust agreement or with respect to the applicable trust;

  (xix) remedies upon the occurrence of a payment default on the Underlying Securities on an acceleration of the Underlying Securities; and

   (xx) all other material terms of such series or class within such series of certificates.

     Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

     The United States federal income tax consequences and ERISA consequences relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. In addition, the prospectus supplement will describe the risks, specific terms and any other material information relating to any certificates which will receive payments in a Specified Currency other than U.S. dollars. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by the Depositor, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the "Exchange Rate Agent").

     Unless otherwise specified in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Depositor may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

     Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the applicable prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee, will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such registered certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below.

     Unless otherwise specified in the applicable prospectus supplement and except as specified in the succeeding paragraph, distributions with respect to registered certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or at the principal London office of the applicable trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above.

     Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as described below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Determination Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Determination Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as described above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Certificate Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Determination Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

     General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Certificate Rate, which may be a Fixed or Floating Certificate Rate, as described below. In the case of Strip Certificates with a nominal or no Certificate Principal Balance, such distributions of interest will be in an amount described in the applicable prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with a nominal or no Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative Voting Rights, all as specified in the applicable prospectus supplement. The Certificate Rate will be described in the applicable prospectus supplement and will be based upon the rate of interest received on the Underlying Securities, credit support, if any, and any payments payable in respect of the Retained Interest (if any).

     Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a fixed Certificate Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Certificate Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a variable Certificate Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date for such series or class at the initial Certificate Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Certificate Rate"). Thereafter, the Certificate Rate on such series or class for each Interest Reset Period will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

     o    LIBOR (a "LIBOR Certificate");

     o    the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

     o    the Treasury Rate (a "Treasury Rate Certificate");

     o    the Federal Funds Rate (a "Federal Funds Rate Certificate");

     o    the CD Rate (a "CD Rate Certificate"); or

     o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is specified in such prospectus supplement and in such certificate.

     The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any series or class of Floating Rate Certificates, the Certificate Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Certificate Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

     The Certificate Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Certificate Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Certificate Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent specified in the applicable prospectus supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

     The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate
Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

         Money Market Yield   =   D X 360 X 100
                                  -------------
                                  360 - (D X M)

     where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Certificate Rate on such certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

     The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

     (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

     On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

     If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

     If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will specify the method for determining such rate.

     (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as described above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

     The "Treasury Rate Determination Date" for any Interest Reset Period will be the day which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction every Monday, unless a Monday is a legal holiday, in which case the auction is normally held on the following Tuesday or the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate Determination Date for the Interest Reset Period commencing in the following week. Unless otherwise specified in the applicable prospectus supplement, if an auction date falls on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

     Unless otherwise specified in the applicable prospectus supplement, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the applicable prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless otherwise specified in the applicable prospectus supplement, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the applicable prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

     If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be specified in the applicable prospectus supplement which will set forth the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

     From time to time, the trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to:

     o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

     o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

     o such other objective price or economic measure as are described in the applicable prospectus supplement.

     The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be specified in the applicable prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

     Unless otherwise specified in the applicable prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the applicable prospectus supplement as the "Face Amount" of such Indexed Certificate. The applicable prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

     Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be specified in the certificates and the applicable prospectus supplement.

Credit Derivatives

     If so specified in the applicable prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a "Reference Security"). Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the Face Amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities),
(ii) a provision requiring the trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions specified in the applicable prospectus supplement with similar effects. Similarly, if so specified in the applicable prospectus supplement, a trust may enter into a Put Option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

     Reference Securities will be of the same types as the Underlying Securities described herein. The applicable prospectus supplement will include information regarding Reference Securities and the issuer thereof that is similar to that provided with respect to Underlying Securities.

Optional Exchange

     If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets (an "Exchangeable Series"), the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the applicable prospectus supplement and the related trust agreement; provided that, any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

     o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

     o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

     o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

     o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

     o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust; and

     o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as specified in the applicable prospectus supplement, if applicable.

     Unless otherwise specified in the applicable prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements specified in the applicable prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

     Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued, each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Unless otherwise specified in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event, the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments specified in the prospectus supplement.

Default and Remedies

     If there is a payment default on or acceleration of the Underlying Securities, then: (i) the trustee will sell all of such Underlying Securities and a pro rata portion of the Related Assets and distribute the proceeds from the sale to the certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying Securities), (ii) the trustee will distribute such Underlying Securities and a pro rata portion of the Related Assets in kind to the certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the certificateholders the financial and other information required by the SEC. The choice of remedies will be specified for a given series in the prospectus supplement, and the trustee, Depositor and certificateholders will have no discretion in this respect.

     The "Allocation Ratio" is the allocation between classes of a given series of the total expected cash flows from the Deposited Assets of that series. The applicable prospectus supplement for any series with more than one class will specify the Allocation Ratio for that series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities."

Call Right

     Bear Stearns, or the Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given series from the trust (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series."

     The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

     o   the initial holder of the Call Right;

     o whether the Certificate Principal Balance or Notional Amount (as defined below) of each certificate being purchased pursuant to the Call Right must be an Authorized
         Denomination;

     o   the Call Date or Dates; and

     o   the Call Price.

     After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

     Certificates may be issued with Underlying Securities that permit the holder thereof to require the issuer of the Underlying Securities to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the trustee for such series of certificates will exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the certificates of the Callable Series will be redeemed as described in "Description of the Certificates--Call Right." The Depositor will not issue a series of certificates with Puttable Underlying Securities if it would either
(i) cause the trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the trust as a "grantor trust" under the Code.

Global Securities

     Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the applicable prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each, a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     DTC has advised the Depositor as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Bear Stearns), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC has confirmed to the Depositor that it intends to follow such procedures.

     Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents.

     Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

     So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as specified below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

     Distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee, any paying agent, any securities intermediary or the certificate registrar will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or Notional Amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued as registered certificates in denominations, unless otherwise specified by the Depositor or in the applicable prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates.

     The applicable prospectus supplement will specify any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not specified or different from the description above.

              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

     Each certificate of each series (or if more than one class exists, each class (whether or not each such class is offered hereby) within such series) will represent an ownership interest specified for such series (or class) of certificates in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

     o publicly issued debt obligations or investment grade term preferred stock of one or more corporations, limited liability companies, banking organizations or insurance companies organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency ("Domestic Corporate Securities") and which, if such security or securities are Concentrated Underlying Securities, the Depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the certificates;

     o publicly issued debt securities or investment grade term preferred stock of one or more foreign private issuers (as such term is defined in rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the SEC ("Foreign Private Securities" and together with Domestic Corporate Securities, the "Corporate Securities") and which, if such securities are Concentrated Underlying Securities, the Depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form F-3 at the time of offering of the certificates;

     o preferred securities of one or more trusts or other special purpose legal entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC ("Trust Preferred Securities") and, if such Trust Preferred Securities are Concentrated Underlying Securities, that the Depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 or Form F-3 at the time of the offering of the certificates;

     o asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance therewith, file reports and other information with the SEC, ("Asset-Backed Securities" and together with Corporate Securities and Trust Preferred Securities, the "Private Sector Securities");

     o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

     o an obligation of one or more U.S. government sponsored entities ("GSEs") described below (see "Underlying Securities-Domestic Government Securities");

     o    Government Trust Certificates ("GTCs") described below; or

     o an obligation issued by a Multilateral Bank Issuer (as defined below).

     Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the Depositor and Bear Stearns will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue common stock on Form S-3 or Form F-3 should be evaluated in light of these limitations.

     This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

     Private Sector Securities will be:

     o    Corporate Securities;

     o    Trust Preferred Securities; or

     o    Asset-Backed Securities.

     Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations, or investment grade term preferred stock issued by domestic or foreign issuers, as described above.

     Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

     Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

     Certain Covenants. If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

     o   consolidate, merge, or transfer or lease assets;

     o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

     o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

     o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

     An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

     The prospectus supplement for any series of certificates will describe material covenants in relation to any Underlying Securities (including Foreign Government Securities) that represent ten percent or more of the total Underlying Securities with respect to that series of certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants that apply to all of the securities in any pool of Underlying Securities.

     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

     o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

     Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

     Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

     Subordination. As specified in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

     Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

     The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

     Trust Preferred Securities. As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

     The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

     In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

     Asset-Backed Securities. As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

     The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Domestic Government Securities

     Domestic Government Securities will be:

     o   Treasury Securities;

     o   GSEs; or

     o   GTCs.

     GSEs. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust:
Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be specified in the applicable prospectus supplement.

     In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the applicable prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

     Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

     Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

     o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

     GTCs. As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

Multilateral Bank Issuers

     As specified in the applicable prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

Principal Terms of Underlying Securities

     Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

     (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

    (ii) whether such debt securities are senior or subordinated to any other existing or future obligations of the issuer of the Underlying Securities;

   (iii) whether any of the obligations are secured or unsecured and the nature of any collateral;

    (iv) the limit, if any, upon the aggregate principal amount of such debt securities;

     (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

    (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the "Underlying Securities Rate"); the date or dates from which such interest will accrue (the "Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable (the "Underlying Securities Payment Dates");

   (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

  (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

    (ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the underlying securities may require the issuer of the puttable underlying securities to repurchase or otherwise repay such puttable underlying securities;

     (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof;

    (xi) if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed;

   (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities;

  (xiii)  the rating thereof, if any; and

   (xiv)  any other material terms of such Underlying Securities.

     With respect to a trust containing a pool of Underlying Securities, the applicable prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

     In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security and will disclose where and how prospective purchasers of the certificates may obtain publicly available information about the obligor. Publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the applicable prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be specified in the applicable prospectus supplement.

     If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.

     In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, the Depositor shall within a reasonable period of time (i) file periodic reports containing the information that such issuer(s) would otherwise file or (ii) instruct the trustee to distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders pursuant to the procedures set forth in the trust agreement or (iii) instruct the trustee to sell such Underlying Security or Securities and distribute the proceeds from such sale to the certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Concentrated Underlying Securities).

Other Deposited Assets

     The Depositor may deposit, assets other than the Underlying Securities, into a trust assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). To the extent described in the applicable prospectus supplement, the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, assets other than the Underlying Securities, assets as described above. The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

     Unless otherwise specified in the applicable prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

     As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

     Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

     If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

     Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

     Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

     Reserve Accounts. If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, the Depositor or such other person named in the applicable prospectus supplement.

Collections

     The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

     The following summary of certain provisions of the trust agreement that may be applicable to each series of certificates does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever defined terms of the standard terms or the series supplement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

     At the time of issuance of any series of certificates, the Depositor will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with such assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

     In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

     With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent described therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and the Depositor, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to the Depositor (the "Deposited Asset Provider"). To the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor the Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the applicable prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

     Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

     General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly specified in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

     The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

     The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent specified in the applicable prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

     The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

     Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

     Unless otherwise specified in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow, or cause to be followed, normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly specified in the applicable prospectus supplement, the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate, and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent specified in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related certificate account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise specified in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

     The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

     If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any or the trustee, will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the applicable prospectus supplement.

Advances in Respect of Delinquencies

     Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent specified in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the applicable prospectus supplement) and were delinquent on the related Determination Date, subject to
(i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds and (ii) such other conditions as may be specified in the prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guaranty or insure against losses. Unless otherwise specified in the applicable prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the applicable prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances, may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be specified in the applicable prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

     An administrative agent, if any, for each series of certificates under the trust agreement will be named in the applicable prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates or the Deposited Asset Provider.

     The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

     The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The standard terms will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, the Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

     Unless otherwise specified in the applicable prospectus supplement, "Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

     o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

     o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

     o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

     Any additional Administrative Agent Termination Events with respect to any given series of certificates will be specified in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

     No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

     Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

     o   to cure any ambiguity;

     o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement;

     o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

     o to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

     o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

     o   to comply with any requirements imposed by the Code.

     Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the Depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

     Except as otherwise specified in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

     Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby.

Reports to Certificateholders; Notices

     Reports to Certificateholders. Unless otherwise specified in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as specified in the applicable prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

     (i) the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

    (ii) in the case of certificates with a variable Certificate Rate, the Certificate Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the applicable prospectus supplement;

   (iii) the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

    (iv) if advances are provided for, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

    (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

   (vii) as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

     In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as specified in the applicable prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

     Notices. Unless otherwise specified in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.

Evidence as to Compliance

     If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

     The trust agreement may also provide for delivery to the Depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

     Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address specified in the applicable prospectus supplement.

Replacement Certificates

     Unless otherwise specified in the applicable prospectus supplement, if a registered certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York or at the principal London office of the applicable trustee, or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

     The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner specified in the applicable prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the applicable prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the applicable prospectus supplement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

     The trustee for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any administrative agent or any of their affiliates.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

     An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

     As specified in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

     PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may specify certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

     Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

     Except as described below or unless otherwise specified in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

     If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

     Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences of the purchase, beneficial ownership and disposition of a Certificate purchased at initial issuance and held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase a certificate. Such consequences generally will depend on the terms of the specific certificate and the assets collateralizing or otherwise supporting such certificate. Except as otherwise noted, this discussion deals only with an owner of a certificate that is (i) a citizen or resident of the United States or any State or political subdivision thereof, (ii) a corporation, partnership, or other business entity created or organized in the United States or under the laws of the United States or any State (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions (each, a "U.S. Holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. It does not deal with all federal tax consequences applicable to a holder of certificates in light of such holder's particular circumstances. In particular, it does not discuss all the tax consequences that may be relevant to certain categories of investors subject to special rules such as certain financial institutions, insurance companies and dealers, investors who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," and investors that have a "functional currency" other than the U.S. dollar.

     Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences applicable to them of the purchase, ownership and disposition of the certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

     The Trust will be provided with an opinion of Brown & Wood LLP, special federal tax counsel to [Bear Sterns Asset-Backed Securities, Inc.] ("Federal Tax Counsel") regarding certain federal income tax matters discussed below. Further, the tax consequences arising from the ownership of any series of certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of Federal Tax Counsel will be filed with the Commission in connection with each such series of certificates. In such opinion, Federal Tax Counsel will opine as to the tax disclosure regarding the certificates specified in this Prospectus and the applicable prospectus supplement. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Tax Status of Trust as a Grantor Trust

     The following discussion assumes that the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each certificate owner will be treated as the owner of a pro rata undivided interest in the Deposited Assets in the Trust for federal income tax purposes.

     If the trust will be classified for federal income tax purposes as an entity other than a grantor trust, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the trust.

Income of Certificate Owners

     In General. Each U.S. Holder of a certificate will be subject to federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such certificate, and as if it paid directly its share of expenses paid by the trust. Except as described below, a U.S. Holder would report its share of the income of the trust under its usual method of accounting. Because the payments collected on the Underlying Securities generally are paid to U.S. Holders in the following month, the amounts includible in a U.S. Holder's gross income attributable to the Underlying Securities during any calendar month will not equal the amounts distributed in that month.

     A U.S. Holder will allocate the amount it pays for its certificate among the Underlying Securities, the interest accrued on the Underlying Securities that are treated as debt for federal income tax purposes (the "Underlying Debt Securities") and the Deposited Assets in the Trust other than the Underlying Debt Securities (the "Other Deposited Assets") allocable to such certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A U.S. Holder would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     This discussion assumes that the trust will be treated as a grantor trust for federal income tax purposes. Should the trust be treated as an entity other than a grantor trust for federal income tax purposes, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the Trust.

     Underlying Debt Securities. Except as provided below, each U.S. Holder of a certificate will be required to report on its federal income tax return its pro rata share of the stated interest that is unconditionally payable at least annually at a single fixed rate ("qualified stated interest") on the Underlying Debt Securities in accordance with its regular method of accounting.

     Original Issue Discount. The Underlying Debt Securities may have originally been sold with original issue discount ("OID"). As provided in the Code and the applicable regulations (the "OID Regulations"), OID is the excess of the "stated redemption price" of a note (generally, the sum of all payments on the note other than qualified stated interest) over its "issue price" (generally, the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Debt Securities has been sold).

     An Underlying Debt Security issued with a de minimis amount of OID (i.e., one-quarter of one percent of the stated redemption price multiplied by the number of complete years to its maturity) is not treated as having been issued with OID. A U.S. Holder having an interest in an Underlying Debt Security with a de minimis amount of OID will include such OID in income as capital gain on a pro rata basis as principal payments are made on the Underlying Debt Security.

     A U.S. Holder of certificates representing an interest in an Underlying Debt Security having more than a de minimis amount of OID (an "OID Underlying Security") is required to include OID in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Underlying Debt Security as originally issued). In general, OID must be included in ordinary gross income the sum of the "daily portions" of OID for all days during the taxable year that the U.S. Holder owns the certificate. The daily portions of OID are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to each accrual period is determined by
(i) multiplying the "adjusted issue price" of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

     An "accrual period" would generally be each period ending on an interest payment date on the Underlying Debt Securities, although Treasury regulations allow a U.S. Holder to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Debt Securities occurs at the end of an accrual period.

     The "adjusted issue price" at the beginning of any accrual period is the purchase price for a certificate allocable to the Underlying Debt Security (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

     The trustee intends to account for OID, if any, reportable by U.S. Holders by reference to the price paid for a certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

     Stripped Interests. A class of certificates will not be considered to represent a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code to the extent the class is entitled to receive a proportionate amount of all principal and interest on the Underlying Debt Securities. A class of certificates will be considered in its entirety to represent a stripped interest in the Underlying Debt Securities if it is entitled to receive interest on the Underlying Debt Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Debt Securities, or if it is entitled to receive all or part of the interest on the Underlying Debt Securities but no principal on the Underlying Debt Securities. In addition, if a class of certificates is entitled to receive interest and principal on the Underlying Debt Securities, but the interest it is entitled to receive on the Underlying Debt Securities is disproportionately more than the principal it is entitled to receive on the Underlying Debt Securities, it could be argued that the certificates represents (a) an interest in the Underlying Debt Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Debt Securities and (b) a stripped interest in the Underlying Debt Securities to the extent of any additional interest to which it is entitled on the Underlying Debt Securities. If a certificate represents, in part a stripped interest and, in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

     In addition to any qualified stated interest, a holder of a certificate representing a stripped interest having more than a de minimis amount of OID will be required to include such OID in income as it accrues on a daily basis under rules similar to those applicable to OID Underlying Securities (as described above). For these purposes, the amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the certificate allocable to the stripped interest. Under the Treasury regulations issued under Section 1286 of the Code, the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Debt Securities to which the holder is also entitled. If none of the amounts payable to a holder with respect to a stripped interest constitutes qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the certificate allocable to the stripped interest.

     If the amount of OID on the stripped interest represented by the certificate is de minimis, the stripped interest will not be treated as having OID. The amount of OID with respect to a stripped interest will generally be de minimis if it is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than one-quarter of one percent of the stated redemption price at maturity multiplied by the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. Each U.S. Holder of a certificate would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest. Such income would be capital gain, short-term or long-term depending upon the U.S. Holder's holding period in the certificate.

     Principal Repayments. The portion of each monthly payment to a U.S. Holder that is allocable to principal on the Underlying Debt Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such U.S. Holder's undivided interest in the Underlying Debt Securities.

     Acquisition Premium. If a certificate represents an interest in an OID Underlying Security purchased with an acquisition premium (i.e., at a price in excess of its adjusted issue price but less than its stated redemption price), the annual amount includible in the income of the holder of such certificate as OID is generally reduced by that portion of the excess properly allocable to such year. Unless a holder of a certificate makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of OID, so that such holder is allowed to reduce each accrual of OID by a constant fraction.

     Market Discount. If a Certificate represents an interest in an Underlying Debt Security purchased at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID Underlying Security, the adjusted issue price), the holder of such certificate will be required (unless such difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Underlying Debt Security as interest income to the extent of the market discount that accrued while such certificateholder held such Underlying Debt Security. A U.S. Holder may elect to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Underlying Debt Security's stated redemption price multiplied by the number of complete years to maturity after the holder acquired the certificate. If an Underlying Debt Security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the certificateholder as if such certificateholder had sold the certificate at its then fair market value. A U.S. Holder of a certificate that represents an interest in an Underlying Debt Security purchased at a market discount that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the certificate until the deferred income is realized.

     Amortizable Bond Premium. Except as noted below, a holder of a certificate representing an interest in an Underlying Debt Security purchased for an amount in excess of the principal amount (or in the case of an OID Underlying Security, the remaining stated redemption price) will be treated as having premium with respect to the Underlying Debt Security in the amount of such excess. A U.S. Holder of a certificate that represents an OID Underlying Security with premium is not required to include in income any OID with respect to such Underlying Debt Security. If such a U.S. Holder makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium" the amount of interest that must be included in such U.S. Holder's income for such accrual period (where such Underlying Debt Security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to such period based on the Underlying Debt Security's yield to maturity. If such Underlying Debt Security may be called prior to maturity after the U.S. Holder has acquired it, the U.S. Holder generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Debt Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Holder makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Service. If such an election is not made, such U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Debt Security.

     Election to Treat All Interest as OID. Any U.S. Holder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the U.S. Holder's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such U.S. Holder.

Other Deposited Assets  [Describe tax consequences of the Other
Deposited Assets.]

     Modification or Exchange of Deposited Asset. Depending upon the circumstances, it is possible that a modification of the terms of a Deposited Asset, or a substitution of other assets for the Deposited Asset following a default on the Deposited Asset, would be a taxable event to U.S. Holders on which they would recognize gain or loss.

     Foreign Tax Credits. Any foreign income taxes withheld from payments to the trust will be includible in the income of U.S. Holders and will likewise be deductible to U.S. Holders, or, alternatively, U.S. Holders may be eligible for a U.S. foreign tax credit subject to various limitations.

     Deductibility of Trust's Fees and Expenses. In computing its federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in
Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a U.S. Holder is an individual, estate or trust, this deduction of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Sale, Exchange, Disposition or Retirement of a Certificate. Upon the sale, exchange or other disposition of a certificate, or upon the retirement of a certificate, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Holder's tax basis in the certificate. A U.S. Holder's tax basis for determining gain or loss on the disposition or retirement of a certificate will be the cost of such certificate to such holder, increased by the amount of OID and any market discount includible in such holder's gross income with respect to an Underlying Debt Security, and decreased by the amount of any payments under an Underlying Debt Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

     Gain or loss upon the disposition or retirement of a certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the certificate has been held for more than one year.

     Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates generally will not be subject to a "backup" withholding tax of 31% unless, in general, the U.S. Holder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificateholders

     Withholding at the Source. To the extent that amounts paid to a certificateholder that is not a U.S. Holder (a "Foreign Certificateholder") are treated as U.S. source interest with respect to Underlying Debt Securities originated after July 18, 1984, such amounts generally will not be subject to U.S. withholding tax, provided that such Foreign Certificateholder (i) fulfills certain certification requirements, (ii) the Foreign Certificateholder does not actually or constructively own 10% or more of the capital or profits of, or 10% or more of the combined voting power of the stock of, the issuer of an Underlying Debt Security; (iii) the Foreign Certificateholder is not a controlled foreign corporation related to the issuer of an Underlying Debt Security within the meaning of Code section 864(d)(4); and (iv) the Foreign Certificateholder is not a bank receiving interest pursuant to a loan agreement with the issuer of an Underlying Debt Security entered into in the ordinary course of its trade or business. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States Person" and provide its name and address.

     A Foreign Certificateholder that does not have certain present or former connections with the United States (e.g., holding a certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a certificate.

[Describe the federal income tax consequences to Foreign Certificateholders of an interest in any Other Deposited Assets.]

     Information Reporting and Backup Withholding. Payments made on the Deposited Assets and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Foreign Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR SITUATION. CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets by reason of a plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's general fiduciary standards, before investing in a certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     An investment in certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the trust unless (1) such certificate is a "publicly-offered security" as defined in such Regulation or (2) equity participation by "benefit plan investors" is not considered "significant" under such Regulation.

     Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Participation by benefit plan investors in the certificates would not be significant if immediately after the most recent acquisition of a certificate, whether or not from the Depositor or Bear Stearns, less than 25% of (1) the value of such class of certificates and (2) the value of any other class of certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

     It is anticipated that certain offerings of certificates will be structured so that assets of the trust will not be deemed to constitute Plan Assets. In such cases, the applicable prospectus supplement will indicate either that the certificates will be considered publicly-offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

     In other instances, however, the offering of certificates may not be so structured. Thus, the assets of the trust may be deemed to be Plan Assets and transactions involving the Depositor, an underwriter, the trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any certificate.

     If the trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning certificates; however, such loan, by itself, would not constitute prohibited transaction unless such obligor is a party in interest or Disqualified Person with respect to such Plan.

Prohibited Transaction Exemptions

     Certain prohibited transaction exemptions could apply to the acquisition and holding of certificates by Plans, and the operation of the trust, including, but not limited to: PTCE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts) and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers).

     If the underwriter with respect to an offering of certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of certificates by such underwriter to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

     The custodial and other services tendered by the trustee and any trustee with respect to Underlying Securities might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

     The Prospectus Supplement relating to any offering of certificates that will result in the trust assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a certificate, a Plan shall be deemed to have represented and warranted to the Depositor, trustee, and underwriter that such acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the trust.

     ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                 UNDERWRITING

     Certificates may be offered in any of three ways: (i) through underwriters or dealers, (ii) directly to one or more purchasers or (iii) through agents. The applicable prospectus supplement will specify the material terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from such sale, whether the certificates are being offered by the applicable prospectus supplement in connection with trading activities that may create a short position or are being issued to cover such short position, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

     If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Bear Stearns. Unless otherwise specified in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be specified, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best-efforts basis for the period of its appointment.

     If so specified in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions specified in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their afsfiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     Bear Stearns is an affiliate of the Depositor. Bear Stearns' participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

     Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the certificates or trading activities that create a short position. The prospectus supplement related to the certificates for which a market is being made or a short position is being either created or covered will be delivered by such underwriters or affiliates.

                                 LEGAL MATTERS

     The validity of the certificates will be passed upon for the Depositor and the underwriters by Brown & Wood LLP, New York, New York or other counsel identified in the applicable prospectus supplement.



                                           INDEX OF DEFINED TERMS

$  .................................................5     LIBOR..........................................25, 26
Administrative Agent Termination Events............54     LIBOR Certificate..................................21
Allocation Ratio...................................31     LIBOR Determination Date...........................25
Asset-Backed Agreements............................41     London Banking Day.................................19
Asset-Backed Securities............................36     Market Exchange Rate...............................17
Base Rate..........................................20     Maximum Certificate Rate...........................21
Business Day.......................................19     Minimum Certificate Rate...........................21
Calculation Agent..................................21     Money Market Yield.................................24
Call on Certificates...............................32     Multilateral Bank Issuer...........................44
Call on Underlying Securities......................32     Nonrecoverable Advance.............................53
Call Right.........................................32     Notional Amount................................19, 20
Callable Series....................................32     OID................................................66
CD Rate............................................23     OID Regulations....................................66
CD Rate Calculation Date...........................23     OID Underlying Security............................66
CD Rate Certificate................................21     Option to Elect Exchange...........................30
CD Rate Determination Date.........................23     Optional Exchange Date.............................30
Certificate of Non-U.S. Beneficial Ownership.......61     Original Issue Date................................15
Certificate Principal Balance......................27     Other Deposited Assets.............................65
Certificate Rate...................................15     Outstanding Debt Securities........................40
Certificates of Deposit............................23     Parties in Interest................................71
Clearstream........................................61     Plan...............................................71
Code...............................................64     Plan Assets........................................72
Commercial Paper Rate..............................23     Private Sector Securities..........................36
Commercial Paper Rate Calculation Date.............24     PTEs...............................................72
Commercial Paper Rate Certificate..................21     Purchase Price.....................................60
Commercial Paper Rate Determination Date...........24     Put Date...........................................33
Components.........................................63     Put Option.........................................33
Composite Quotations...............................21     Puttable Underlying Securities.....................33
Concentrated Underlying Security...................38     Realized Losses....................................28
Corporate Securities...............................36     Reference Security.................................29
Cut-off Date.......................................49     Regulation.........................................72
Day of Valuation...................................63     Related Proceeds...................................53
Depositary.........................................33     Required Percentage................................55
Deposited Asset Provider...........................50     Retained Interest..................................12
Deposited Assets................................2, 46     Reuters Screen LIBO Page...........................25
Determination Date.................................18     Secured Underlying Securities......................40
Disqualified Persons...............................71     Senior Underlying Securities.......................40
Distribution Date...................................2     Service............................................65
Domestic Corporate Securities......................36     Specified Currency.................................16
Dual Currency Certificates.........................29     Spread.............................................20
ERISA..............................................71     Spread Multiplier..................................20
Euroclear..........................................61     Stock Index........................................28
Exchange Rate Agent................................17     Strip Certificates.................................16
Exchangeable Series................................29     Subordinated Underlying Securities.................40
Face Amount........................................28     Treasury bills.....................................26
Federal Funds Rate.................................25     Treasury Rate..................................26, 27
Federal Funds Rate Calculation Date................25     Treasury Rate Calculation Date.....................27
Federal Funds Rate Certificate.....................21     Treasury Rate Certificate..........................21
Federal Funds Rate Determination Date..............25     Treasury Rate Determination Date...................27
Federal Tax Counsel................................65     Treasury Securities................................37
Fixed Rate Certificates............................20     Trust Indenture Act................................38
Floating Certificate Rate..........................15     Trust Preferred Securities.........................36
Floating Rate Certificates.........................20     U.S. dollars........................................5
Foreign Certificateholder..........................70     U.S. Holder........................................64
Foreign Currency Certificate.......................28     U.S. Person........................................61
Foreign Private Securities.........................36     UCC................................................42
Fully Taxable Bonds................................69     Underlying Debt Securities.........................65
GSEs...............................................37     Underlying Securities...........................2, 35
GTC Notes..........................................43     Underlying Securities Currency.....................45
GTCs...............................................37     Underlying Securities Indenture....................38
H.15(519)..........................................21     Underlying Securities Interest Accrual Periods.....44
Index Maturity.....................................21     Underlying Securities Payment Dates................44
Indexed Certificates...............................28     Underlying Securities Rate.........................44
Indexed Commodity..................................28     Underlying Securities Trustee......................38
Indexed Currency...................................28     Underlying Security Events of Default..............39
Indexed Principal Amount...........................28     United States......................................61
Initial Certificate Rate...........................20     US$.................................................5
Interest Reset Date................................22     Voting Rights......................................55
Interest Reset Period..............................22


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:


           SEC Registration Fee..............................     $
                                                                       **
           Trustee's Fees and Expenses.......................
                                                                       **
           Printing and Engraving............................
                                                                       **
           Legal Fees and Expenses...........................
                                                                       **
           Blue Sky Fees.....................................
                                                                       **
           Accounting Fees and Expenses......................
                                                                       **
           Rating Agency Fees................................
                                                                       **
           Miscellaneous.....................................
                                                                       **

           Total.............................................     $
                                                                       **

                                                                  ==========

-----------------
* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $_____ of Securities registered hereby.

**  To be filed by amendment.




Item 15. Indemnification of Directors and Officers.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

         (a)      Financial Statements:

                  None.

         (b)      Exhibits:

         1.1      Form of Underwriting Agreement.*
         3.1 Certificate of Incorporation of the Bear Stearns Depositor Inc., as currently in effect.*
         3.2 By-laws of Bear Stearns Depositor Inc., as currently in effect.*
         4.2      Form of Trust Agreement.*
         5.1      Opinion of Brown & Wood LLP as to legality of the Securities.
         8.1      Opinion of Brown & Wood LLP as to certain tax matters.
         23.1     Consent of Brown & Wood LLP (included in Exhibits 5.1 and
                  8.1 hereto).
         24.1     Power of Attorney (included on Page II-4).
         25.1(a)  Statement of Eligibility of Trustee.*

--------------------
*    To be filed by amendment.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 6th day of April, 2001.

                                 BEAR STEARNS DEPOSITOR INC.


                                 By:  /s/ Ralph R. Cioffi
                                      ------------------------------
                                      Name:   Ralph R. Cioffi
                                      Title:  Executive Vice President

                                                                  Exhibit 24.1






                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ralph R. Cioffi, Timothy Kelley Millet, and Timothy A. O'Neill, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments, (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                    Title                     Date
         ----------                   -----                     ----


   /s/ Ralph R. Cioffi          Director, Executive         April 6, 2001
   -------------------------    Vice President

   /s/ Timothy Kelley Millet    Director, Chief             April 6, 2001
   -------------------------    Executive Officer,
                                President

   /s/ Timothy A. O'Neill       Director, Executive        April 6, 2001
   ------------------------     Vice President and
                                Secretary